UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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¨ Definitive Additional Materials
¨ Soliciting Material Pursuant to Section 240.14a-12

INTERACTIVE INTELLIGENCE GROUP, INC.

(Name of Registrant as Specified in its Charter)

______________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2013

To Our Shareholders:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2013 Annual Meeting of Shareholders of Interactive Intelligence Group, Inc. (“Interactive Intelligence”). The meeting will be held at our world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278 at 1:30 p.m., Eastern Time, on May 22, 2013.

At the annual meeting, in addition to voting on the matters described in this proxy statement, we will review our 2012 business results and discuss our plans for 2013 and beyond. There will also be an opportunity to discuss matters of interest to you as a shareholder.

This year we are again providing access to our proxy materials via the Internet. On or about April 12, 2013, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain street name holders, and on or about the same date we mailed a printed copy of this proxy statement and a proxy card to our other shareholders. On the mailing date of the Notice, all shareholders of record and street name holders will have the ability to access all of the proxy materials, including this proxy statement, on a website referred to in the Notice and this proxy statement.

Regardless of the number of shares you own, it is important that your shares be represented whether or not you attend the meeting. Shareholders of record can vote their shares via the Internet, by using a toll-free telephone number or by traditional mail. Instructions for using these convenient services appear on the Notice, the proxy card and in this proxy statement. If you received a printed copy of the proxy materials, you can vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided. Any shareholder attending our meeting may vote in person even if a proxy has been returned.

For additional information about Interactive Intelligence, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We hope that you will be able to attend our meeting, and we look forward to seeing you.

Sincerely,

Donald E. Brown, M.D.

Chairman of the Board

INTERACTIVE INTELLIGENCE GROUP, INC.
7601 INTERACTIVE WAY
INDIANAPOLIS, INDIANA 46278

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	1:30 p.m., Eastern Time, on Wednesday, May 22, 2013

PLACE	Interactive Intelligence Group, Inc. World Headquarters 7601 Interactive Way Indianapolis, Indiana 46278

ITEMS OF BUSINESS

1.   To elect two directors to hold office for a term of three years or until their successors are elected and have qualified;

2.   To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers;

3.   To approve an amendment to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan;

4.   To consent to the appointment of KPMG LLP as our independent registered public accounting firm for 2013; and

5.   To transact any other business that may be properly brought before our meeting or any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 28, 2013.

ANNUAL REPORT	Our 2012 Annual Report on Form 10-K, which is not a part of these proxy materials, is being made available with the accompanying proxy statement.

PROXY VOTING

Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

1. Go to www.proxyvote.com shown on the Notice of Internet Availability of Proxy Materials or your proxy card and vote via the Internet;

2. You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or

3. If you received a printed copy of the proxy card by mail, then MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.

If you do attend the meeting, you may revoke your proxy and vote by ballot.

By order of the Board of Directors,

Stephen R. Head
Corporate Secretary

Indianapolis, Indiana
April 12, 2013

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING OF SHAREHOLDERS	50
APPENDIX A

INTERACTIVE INTELLIGENCE GROUP, INC.

7601 INTERACTIVE WAY

INDIANAPOLIS, INDIANA 46278

__________________________________________________

PROXY STATEMENT

SOLICITATION OF PROXIES

FOR THE

2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AT 1:30 P.M. EASTERN TIME ON MAY 22, 2013

GENERAL INFORMATION

This proxy statement and accompanying proxy card are being provided to shareholders on or about April 12, 2013 in connection with the solicitation by the Board of Directors (the “Board”) of Interactive Intelligence Group, Inc. (“Interactive Intelligence,” “we,” “us,” “our” or the “company”) of proxies to be voted at the 2013 Annual Meeting of Shareholders on May 22, 2013 (the “annual meeting”).

Why did I receive a Notice of Internet Availability of Proxy Materials?

Instead of individually mailing a printed copy of the proxy materials to each shareholder, we may furnish proxy materials to our shareholders via the Internet under the e-proxy rules adopted by the Securities and Exchange Commission (the “SEC”). On or about April 12, 2013, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain street name holders as of the close of business on March 28, 2013 (the “Record Date”), and we mailed a printed copy of the proxy materials to our other shareholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request such a copy in the manner described in the Notice. The Notice also instructs you as to how you may access and review this proxy statement and our 2012 Annual Report on Form 10-K for the year ended December 31, 2012, which is our 2012 Annual Report to Shareholders, and how you may submit your proxy to vote at the annual meeting.

This proxy statement, the form of the proxy card and voting instructions are being made available to our shareholders on or about April 12, 2013 at www.proxyvote.com . Our 2012 Annual Report on Form 10-K is being made available at the same time and by the same method. The 2012 Annual Report on Form 10-K is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.

What is a proxy and how do I vote by proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. If you are a shareholder of record, we encourage you to vote via the Internet or by telephone. Internet voting information is provided on the Notice and the proxy card. You may vote by touchtone telephone by calling 1 (800) 690-6903. You will need to have the Notice or, if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting via the Internet or by telephone. These methods are convenient and save us significant postage and processing expense. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

If you are a shareholder of record and you received a printed copy of the proxy materials, you may vote by marking your proxy card, dating and signing it, and mailing it in the postage-paid envelope. The shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board on that proposal.

If you are a “street name” holder, you must provide instructions on voting to your broker, bank, trust or other nominee holder.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our independent transfer agent and registrar, Computershare Trust Company, NA, you are a “shareholder of record”. If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, such as Broadridge Financial Solutions, Inc. (“Broadridge”), you are a “street name” holder.

How many proxy cards will I receive?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts and custodial accounts) or in multiple accounts. If your shares are held in “street name”, you will receive your proxy card or other voting information from your broker, bank, trust or other nominee, and you will return your proxy card or cards to such broker, bank, trust or other nominee. You should complete and sign each proxy card you receive.

VOTING INFORMATION

Who is qualified to vote?

You are qualified to receive notice of and to vote at our annual meeting if you own shares of our common stock at the close of business on the Record Date for our annual meeting. At the close of business on the Record Date, there were 19,885,518  shares of our common stock issued and outstanding. Each shareholder will have one (l) vote for each share held including shares:

•	held directly in your name as the shareholder of record;
•	held in “street name” in an account with a broker, bank, trust or other nominee; and
•	attributed to your account in the Interactive Intelligence Group, Inc. 401(k) Savings Plan (the “401(k) Plan”).

Is there a list of shareholders entitled to vote at the annual meeting?

A list of shareholders entitled to vote at our annual meeting will be available for inspection for a purpose germane to our annual meeting by any shareholder during usual business hours at our world headquarters during the ten days prior to our meeting date.

How do I use my shares to cast a vote?

Depending on whether you hold your shares directly as a “shareholder of record” or you hold your shares as a “street name” holder, there are several methods you can choose from to cast your vote.

If you are a “shareholder of record”, you can vote your proxy in any one of these methods:

1.	Go to www.proxyvote.com shown on the Notice or your proxy card and vote via the Internet;
2.	You may vote by touchtone telephone by calling 1 (800) 690-6903 (this call is toll-free in the United States); or
3.	If you received a printed copy of the proxy card by mail, then mark, sign, date and promptly return your proxy card in the postage-paid envelope.

You will need to have the Notice or, if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting via the Internet or by telephone. Therefore, please follow the specific instructions set forth on the Notice, proxy card or voting instruction card. For security purposes, our electronic voting system has been designed to authenticate your identity as a shareholder of our common stock. If you vote your proxy via the Internet or by telephone, you do not need to return a proxy card.

If you hold your shares as a “street name” holder, your broker, bank, trust or other nominee will provide you with materials and instructions for voting your shares.

How do I vote my shares in the 401(k) Plan?

If you participate in the 401(k) Plan you may give voting instructions to Merrill Lynch Retirement Group, the plan Trustee, as to the number of shares of our common stock credited to your 401(k) Plan account as of the most recent valuation date coincident with or preceding the Record Date. The Trustee will vote your shares in accordance with your instructions received by May 20, 2013 at 11:59 p.m. Eastern Time. You may also revoke previously given voting instructions by May 20, 2013 at 11:59 p.m. Eastern Time, by delivering a new proxy via the Internet, by telephone or by mail. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares credited to your account as directed by the Investment Committee of the 401(k) Plan. The Investment Committee intends to direct the Trustee to vote such shares “FOR” each of the director nominees and “FOR” each of Proposals 2, 3 and 4.

Can I vote my shares in person at the annual meeting?

If you decide to join us in person at our annual meeting and you are a “shareholder of record”, you may vote your shares in person at the meeting. If you hold your shares as a “street name” holder, you must obtain a proxy from your broker, bank, trust or other nominee, giving you the right to vote the shares at the meeting.

Can I change my vote after I have submitted a proxy?

Shareholders who submit a proxy retain the right to revoke it at any time before it is voted by (1) attending our annual meeting and voting in person, (2) notifying our Corporate Secretary in writing of such revocation prior to our annual meeting or (3) delivering a new proxy via the Internet, by telephone or by mail. If you submit more than one proxy, the proxy having the latest date will revoke any earlier proxy.

What constitutes a quorum and why is it required?

The holders of a majority of our shares of common stock issued and outstanding and entitled to vote, present in person, or represented by proxy, shall constitute a quorum at our annual meeting. A quorum is required in order for our shareholders to conduct business at our annual meeting.

What is the Board’s recommendation on how I should vote my shares?

Our Board recommends a vote “FOR”  the election of each of the director nominees, “FOR”  the approval by our shareholders, in an advisory (non-binding) vote, of the compensation paid to our named executive officers, “FOR” the approval of the amendment to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended, assigned and assumed (the “2006 Plan”), and “FOR”  the consent by our shareholders to the appointment of our independent registered public accounting firm for 2013.

How would my shares be voted if I do not specify how I would prefer them to be voted?

If no choice is specified, your proxy will be voted “FOR”  the election of each of the director nominees, “FOR”  the approval by our shareholders, in an advisory (non-binding) vote, of the compensation paid to our named executive officers, “FOR” the approval of the amendment to the 2006 Plan, and “FOR”  the consent by our shareholders to the appointment of our independent registered public accounting firm for 2013. A proxy or proxy card may indicate that all or a portion of the shares represented by such proxy or proxy card are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals (for example, the election of directors and the vote on compensation paid to our named executive officers and the vote on the amendment to the 2006 Plan) in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and not entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals.

What vote is required to approve a proposal? Also, how are abstentions and broker non-votes treated?

Election of Director Nominees. The election of the director nominees will be determined by a plurality of the shares voting on such election. Plurality voting means that the two candidates who receive the highest number of “FOR”  votes are elected, irrespective of the number of “FOR”  votes received and even if the votes are less than a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of the Compensation Paid to our Named Executive Officers. To be approved, more shares must be voted “FOR”  this proposal than “AGAINST”. Abstentions and broker non-votes will have no effect on the outcome of this proposal. As this is an advisory vote, this proposal will not be binding upon us or our Board of Directors or our Compensation and Stock Option Committee.

Amendment to the 2006 Plan. To be approved, the amendment to the 2006 Plan requires that a majority of the total votes cast must vote in favor of the amendment. In other words, approval of the amendment to the 2006 Plan will be determined where the number of shares voted “FOR” the amendment exceeds the number of shares voted “AGAINST” or “ABSTAIN”. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Abstentions will have the same effect as a vote against the approval of the amendment to the 2006 Plan. Broker non-votes will not affect the determination of whether the amendment to the 2006 Plan will be approved.

Consent to the Appointment of the Independent Registered Public Accounting Firm. The consent by our shareholders to the appointment of the independent registered public accounting firm will be approved if more shares are voted “FOR”  the proposal than “AGAINST”. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Who will pay for the cost of this proxy solicitation?

This solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by our officers, directors and regular employees personally, by telephone, by facsimile or by other electronic communication. We do not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that we may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies or proxy cards and proxy material to principals. The entire cost of solicitation will be borne by us.

Who will count the votes?

At our annual meeting, votes will be counted by an election inspector from Broadridge. Such representative will be present at the annual meeting to process the votes cast by our shareholders, make a report of inspection, count the votes cast by our shareholders and certify as to the number of votes cast on each proposal.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at our annual meeting and publish final results on a Form 8-K filed with the SEC within four business days after the annual meeting.

How do I submit a shareholder proposal for next year’s annual meeting?

If you wish to submit a shareholder proposal to be included in next year’s proxy statement, you must comply with our advance notice requirements set forth in our By-Laws, as currently in effect, as described in “Date of Receipt of Shareholder Proposals for Our 2014 Annual Meeting of Shareholders ”.

What if I want to receive a printed copy of the Annual Report on Form 10-K and this proxy statement?

If you received a Notice, you may request a printed copy of the Annual Report on Form 10-K and proxy statement by any of the following methods: via the Internet at www.proxyvote.com, by telephone at 1 (800) 579-1639, or by sending an e-mail to sendmaterial@proxyvote.com. Our shareholders may also request an Information Packet without charge, which includes our 2012 Annual Report on Form 10-K, including consolidated financial statements, as filed with the SEC (which is our Annual Report to Shareholders) and proxy statement. Please visit our Investor Relations page located on our website at http://investors.inin.com and click on the “Contact Us” link. You will be asked to provide general contact information before continuing. Or you may call (317) 872-3000 and press option “4” to speak with an investor relations representative.

If you have any further questions about voting your shares or attending our annual meeting, please contact our Investor Relations Team via email at investor.relations@inin.com or by telephone at (317) 872-3000 and press option “4”.

ELECTION OF DIRECTORS

(ITEM 1 ON PROXY CARD)

Our Board currently consists of six directors divided into three classes, with the term of one class of directors expiring each year, pursuant to our By-Laws, as currently in effect. Generally, each director serves until the annual meeting held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified.

The terms of Mark E. Hill and Michael C. Heim, two of our six directors, will expire at this annual meeting. Our Board has nominated each of these individuals upon recommendation of our Nominating and Corporate Governance Committee to be elected at this annual meeting for a term of three years to expire at our 2016 Annual Meeting of Shareholders or until his successor is elected and has qualified.

Unless proxy cards are otherwise marked, the persons named as proxies will vote the shares represented by all executed proxy cards which are received “FOR”  the election of each of our director nominees.

Our Board has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event, and if any other unforeseen contingencies should arise, it is the intention of the persons named as proxies to vote for other nominees selected by our Nominating and Corporate Governance Committee in accordance with their best judgment.

The following descriptions set forth certain information about each director, including each person’s business experience for the past five years as well as a summary description of the experiences, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that each such person should serve as our director. There is no family relationship between any of our directors or executive officers. The ages listed below for each director or nominee was as of March 28, 2013.

Nominees for Term to Expire in 2016

MARK E. HILL; Director since 2004; Age 56; Carmel, Indiana. Mr. Hill is Managing Partner of Collina Ventures, LLC, a private investment company focusing on technology companies (“Collina”). In 1983, Mr. Hill co-founded Baker Hill Corporation, which served the banking industry with software and services that delivered business process needs. In 2005, Baker Hill was acquired by Experian, a global information solutions company. Mr. Hill oversaw the transition through 2006. Mr. Hill serves on numerous for profit and non-profit boards and is Chairman of Central Indiana Community Foundation. Mr. Hill is an adjunct professor at the Indiana University School of Informatics. Mr. Hill started his career at International Business Machines Corporation (“IBM”) and holds a B.B.A. from the University of Notre Dame and an M.B.A. from the Indiana University Kelley School of Business.

Mr. Hill provides valuable insight to our Board of Directors resulting from more than 30 years of experience in the software and technology industry and his experience as a co-founder of a company that provided technological solutions for business needs. Mr. Hill’s current position as managing partner of an investment company that focuses primarily on technology companies provides him with current industry knowledge that, together with his previous hands-on technology experience, allows him to understand our business and provide useful guidance and advice to management.

MICHAEL C. HEIM; Director since 2007; Age 58; Zionsville, Indiana. Mr. Heim is the Corporate Vice President and Global Chief Information Officer of Whirlpool Corporation (“Whirlpool”), a position he has held since May 2012. Prior to May 2012, Mr. Heim served as the Senior Vice President, Information Technology and Chief Information Officer of Eli Lilly and Company (“Lilly”), a position he held from August 2009 to February 2012. Prior to August 2009, Mr. Heim served as Vice President, Information Technology and Chief Information Officer at Lilly since January 2004. From November 1999 until January 2004, Mr. Heim was the chief technology officer with accountability for enterprise architecture and data strategy, the global implementation of SAP, and global financial and human resources information technology solutions at Lilly. Mr. Heim joined Lilly in 1979 and has served in numerous roles including information technology, internal audit, engineering and the corporation’s operations committee. Mr. Heim served on a number of executive councils while at Lilly, including the Microsoft Pharmaceutical Advisory Council and the SAP Life Sciences Executive Council. A native of Cincinnati, Ohio, Mr. Heim received a B.A. degree in business administration from Marian College and an M.B.A. from Bowling Green State University.

Mr. Heim held multiple executive technology related positions with Lilly over the last 30 years and has served on several executive councils. Through these positions and his current position with Whirlpool, Mr. Heim has developed a strong knowledge base of the technology industry that enables him to understand, analyze and provide guidance on our business and industry. In addition, through his work in the technology group of two large companies, Mr. Heim provides us insight into the technology decision-making process at large companies that we target to license our software.

The Board recommends a vote “FOR” the nominees listed above.

Directors Whose Present Terms Expire in 2014

DONALD E. BROWN, M.D.; Director since 1994; Age 57; Indianapolis, Indiana. Dr. Brown co-founded Interactive Intelligence in October 1994 and has served as our Chief Executive Officer since April 1995 and President since inception. This is the third software company founded by Dr. Brown. Dr. Brown has been a director since our inception and also serves as our Chairman of the Board, a position he has held since 1998. In March 1988, Dr. Brown co-founded Software Artistry, Inc. (“Software Artistry”), a developer of customer support software that became a public company in March 1995 and was subsequently acquired by IBM in January 1998. At Software Artistry, Dr. Brown served as Chief Executive Officer and director from inception through September 1994. Dr. Brown’s first software company was acquired by Electronic Data Systems, Inc. in September 1987. Dr. Brown graduated from the Indiana University School of Medicine. He also holds two additional degrees from Indiana University, an M.S. in computer science and a B.S. in physics.

Dr. Brown has almost 20 years of leadership experience with the company since he co-founded it in 1994. Prior to that, Dr. Brown gained executive and leadership experience at the two other technology companies that he founded. As a result, he has an extensive understanding of the research and development, sales and marketing, strategy and operations of our company as well as significant knowledge of our industry.

RICHARD A. RECK; Director since 2005; Age 63; Hinsdale, Illinois. Mr. Reck is the founder and President of Business Strategy Advisors LLC, a business strategy consultancy that focuses on serving technology, services and entertainment companies. Mr. Reck was a partner with KPMG LLP from 1973 through his retirement in 2002. Mr. Reck also serves as a director and as a member of the audit committee, compensation committee, and as chairman of the nominating and corporate governance committee of Merge Healthcare, Inc., a public healthcare software and information company, and as a director and chairman of the audit committee of Advanced Life Sciences Holdings, Inc., a public biopharmaceutical company which has been inactive since 2011. Additionally, Mr. Reck serves on the board of directors of LiquidGeneration, a private media and internet services company and as a member of the board of advisors of Ultra Corporation, a private information technology services company. Mr. Reck received a Bachelor of Arts degree in mathematics from DePauw University and an M.B.A. in accounting from the University of Michigan.

Mr. Reck has many years of experience as an audit partner at KPMG LLP with extensive financial accounting knowledge and leadership experience that is critical to our Board and, more specifically, our Audit Committee. Mr. Reck has been deemed an audit committee financial expert by our Board based on his experience in the accounting industry. In addition to Mr. Reck’s accounting experience, he also has an extensive knowledge of the technology industry, which allows him to understand and provide guidance to our business.

Directors Whose Present Terms Expire in 2015

EDWARD L. HAMBURG, Ph.D.; Director since 2004; Age 61; Chicago, Illinois. Dr. Hamburg is the former Executive Vice President of Corporate Operations and Chief Financial Officer of SPSS Inc. (“SPSS”), a multinational computer software firm that provides predictive analytical technology and services. He held this position from 1992 to 2004 after heading business development for SPSS from 1986 to 1992. Dr. Hamburg held an advisory position with SPSS from 2004 through December 31, 2008. SPSS was acquired by IBM in 2009. Dr. Hamburg is an Advisory Partner with Morgan Stanley Expansion Capital; he was a venture partner with Morgan Stanley Private Equity from 2005 until 2011. He also currently serves as a director and audit committee chair of ThruPoint, Inc., a provider of information technology consulting services and communications software, and Sendmail, Inc., a provider of software and services for electronic messaging infrastructures. He is also a director at Core Security Technologies, which provides software solutions for security testing and measurement, and the American Institutes for Research, a not-for-profit behavioral and social science research organization. He previously served as a director and audit committee chair of Interlink Electronics, Inc., a developer of electronic component technologies from 2006 until 2010, Perceptive Software, a provider of technology and services for electronic content management (acquired by Lexmark in 2010), and HyPerformix, Inc., a provider of software and services for computer capacity planning (acquired by CA Technologies in 2010). Dr. Hamburg received a Ph.D. from the University of Chicago and both his M.A. and B.A. from the University of Maryland at College Park.

Dr. Hamburg’s more than 30 years of experience as both a software company operating executive and as a member of the board of directors at various technology companies has provided him with distinctive leadership skills as well as abilities to analyze and address a wide range of issues essential to our business and industry. He has particular expertise in mergers and acquisitions, strategic planning, international operations and overall business infrastructure management. Dr. Hamburg is chair of our Audit Committee and has been deemed an audit committee financial expert by our Board based on his experience as a senior financial executive and service on the audit committees of other companies.

RICHARD G. HALPERIN; Director since 2009; Age 64; Jupiter, Florida. Mr. Halperin served as the chief executive officer of Coherent Networks International Inc., a software company specializing in the utility and telecom industries, until 1999. Prior to that, Mr. Halperin served as chief executive officer of JBA International, a unit of JBA Holdings, a global ERP software company based in the United Kingdom, from 1991 to 1998; vice president of sales and services for System Software Associates, a provider of extended enterprise solutions and services (“SSA”), from 1985 to 1989; and area director responsible for sales, support and administrative operations of Wang Laboratories, a provider of computer-based office information processing systems, from 1983 to 1985. Prior to that, Mr. Halperin spent nine years at IBM in various marketing and management positions. Mr. Halperin previously served on the board of directors of several private companies and one public company, including Story Inc., JBA International, Advanced Graphical Applications, Airborne Control Technologies, Made2Manage Systems, Inc., Coherent Networks International, Epigragh and multiple SSA affiliates. Mr. Halperin graduated from Northwestern University with a B.S. degree in business administration.

Mr. Halperin has over 30 years of sales, marketing and management experience working with technology companies, which allows him to provide advice and guidance on our sales initiatives, particularly related to expanding our channel sales. Mr. Halperin also has considerable board of director experience through which he has gained an in-depth knowledge of the technology industry and strong leadership and decision-making skills.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines (the “Guidelines”) to assist in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board and management level, with a view toward enhancing shareholder value over the long term. These Guidelines are in addition to, and are not intended to change or interpret, any federal or state law or regulation, including the Indiana Business Corporation Law, or our Articles of Incorporation or By-Laws, as currently in effect. The Guidelines are reviewed periodically and updated as necessary by our Board based upon recommendations from our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and Board oversight practices. The Guidelines comply with requirements contained in the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) (the exchange on which our equity securities are registered) and otherwise enhance our corporate governance policies. We will provide to any person, without charge, a copy of these Guidelines, upon request to our Corporate Secretary at our world headquarters. These Guidelines are also available on our website at http://investors.inin.com under “Corporate Governance”.  We intend to disclose any amendments or updates to these Guidelines by posting such amendments or updates on our website.

Director Independence and Board Meetings

Our Board has determined that Dr. Hamburg and Messrs. Halperin, Heim, Hill and Reck are “independent directors”, as defined by the NASDAQ listing standards and the director independence rules of the SEC. Our Board has determined that each of Dr. Hamburg and Messrs. Halperin, Heim, Hill and Reck has no material direct or indirect relationship with us that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director on our Board.

In making its independence determination with respect to Mr. Heim, the Board considered Mr. Heim’s former executive position with Lilly, a customer that uses our products and has licensed our applications directly from us. Because of Mr. Heim’s executive position at Lilly during part of 2012, the Board analyzed that relationship and the payments we received from Lilly for our products and applications during the last three years. As Lilly’s Chief Information Officer during part of 2012, it is our understanding that Mr. Heim could have been involved in Lilly’s decisions to license our products; however, Lilly has licensed our products since December 2001, well before Mr. Heim became Lilly’s Chief Information Officer or joined our Board. During 2012, 2011 and 2010, Lilly paid us approximately $617,000, $810,000 and $679,000, respectively, to license our applications and for related support and services. None of the payments exceeded the greater of $200,000 or 5% of our consolidated gross revenues in any of the three years, as set forth in Rule 5605(a)(2) of the NASDAQ listing standards. In addition, Mr. Heim has not received any consulting, advisory or other compensatory fees from us. After reviewing the terms of this transaction, and the relationship that Mr. Heim had with Lilly, the Board determined that Mr. Heim did not have a material direct or indirect interest in the transaction and that our business relationships with Lilly do not diminish his ability to exercise his independent judgment on issues affecting our business.

In making its independence determination with respect to Mr. Hill, the Board considered his position with Collina. Collina has a 37% ownership interest in Bluelock, LLC (“Bluelock”), and Mr. Hill serves as Chairman of the Board of Bluelock. Bluelock provided products and services to us during 2012, 2011 and 2010 amounting to approximately $5,000 in 2012 and $57,000 in each of 2011 and 2010, which amounts were less than the $200,000 threshold set forth in Rule 5605(a)(2) of the NASDAQ listing standards and were less than 5% of Bluelock’s consolidated gross revenues during the same years. Mr. Hill did not receive any commissions or other form of compensation in connection with the transaction between Bluelock and us. The Board determined that Mr. Hill does not have a material direct or indirect interest in the transaction and that our business relationships with Bluelock do not diminish his ability to exercise his independent judgment on issues affecting our business. Our Board will continue to monitor this relationship.

Our Board holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day prior to the Board meeting so that the evening prior to the Board meeting and the day of the Board meeting can be devoted to presentations and discussions between the Board and senior management about our short and long-term strategies. In addition to the quarterly meetings, special meetings may be scheduled at our Board’s discretion. During 2012, our Board held six meetings and each of our directors attended or participated in 100% of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which each such director served.

We have a policy that states that all directors properly nominated for election are expected to attend our annual meetings. Five of our directors attended our 2012 Annual Meeting of Shareholders in person and one by teleconference.

Leadership

The Chairman of our Board, Dr. Brown, is also our President and Chief Executive Officer. Our Guidelines provide that the Board should be free to choose its Chairman as it deems best for the company at that point in time, based on the recommendation of the Nominating and Corporate Governance Committee. Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if separate, whether the Chairman should be selected from the non-employee directors or be an employee.

To promote independent Board leadership, as Dr. Brown is our Chairman and our President and Chief Executive Officer, our Board has appointed, and annually will appoint, a lead director from among the independent directors. Mr. Hill was reappointed to the independent lead director position for 2012 and will continue to serve in that role in 2013. The lead director’s responsibilities include:

•	monitoring the agendas of the Board meetings;
•	monitoring the agendas of and leading independent director meetings; and
•	temporarily taking over the Chairman/Chief Executive Officer position if the current Chairman/Chief Executive Officer is unable to perform his duties.

Dr. Brown is responsible for the day-to-day operations of our company, communicating with our constituents and implementing our strategy and other decisions of the Board. Because these items get significant focus at Board meetings, the Nominating and Corporate Governance Committee and the full Board of Directors believe that it is appropriate to have our Chief Executive Officer and President act as the Chairman of the Board. The Board of Directors also recognizes the important leadership roles played by our lead director and the chairman of each of the committees of the Board. Finally, we believe that the current leadership structure supports the Board’s role in risk oversight by combining the operational experience of a member of management with the oversight focus of an independent member of the Board. The Board evaluates its leadership structure from time to time and may change it as circumstances warrant.

Role in Risk Oversight

Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy. Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee. The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting, information technology and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer, Vice President of Finance, external auditors and other management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies for information and financial systems. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation and material accounting changes or proposed audit adjustments that could affect our financial statements. Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities. The Audit Committee members, as well as each other director, have access to our Chief Financial Officer and any other member of our management for discussions between meetings as warranted. The Audit Committee provides reports to the full Board on risk-related items. In addition to the responsibilities delegated to the Audit Committee, the Board delegates to the Board committees the responsibility for assisting in the oversight of categories of risk within their areas of responsibility. See “Executive Compensation and Related Information — Compensation Related Risk Assessment” in this proxy statement for a description of the Compensation and Stock Option Committee’s role in overseeing compensation-related risks.

Board and Committee Membership

The responsibility for good corporate governance rests with our Board, whose primary role is providing oversight, counseling and direction in the best long-term interests of us and our shareholders. Our Board has three standing committees: the Audit Committee; the Compensation and Stock Option Committee; and the Nominating and Corporate Governance Committee (together, our “Standing Committees”). Each Standing Committee is described below. The following table sets forth the current membership information for each of our Standing Committees:

STANDING COMMITTEES OF THE BOARD
Director	Board of Directors	Audit Committee	Compensation and Stock Option Committee	Nominating and Corporate Governance Committee
Donald E. Brown, M.D. (1)	Chair

Richard G. Halperin	X		X

Edward L. Hamburg, Ph.D.	X	Chair		X

Michael C. Heim	X	X		X

Mark E. Hill	X		Chair	Chair

Richard A. Reck	X	X	X

2012 Total Meetings Held	6	12	4	2

_________________________

(1)

Dr. Brown is our President and Chief Executive Officer and is our only employee that serves on our Board. Dr. Brown sometimes attends Standing Committee meetings as a member of management, except certain meetings where management is excluded.

Standing Committees of the Board

Audit Committee

Our Audit Committee operates under a written charter adopted by our Board, a copy of which is available, free of charge, on our website at http://investors.inin.com under “Corporate Governance”.  Our Audit Committee reviews and assesses the adequacy of its charter and performance on an annual basis. Our Board established our Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the primary purpose of overseeing our accounting and financial reporting processes and audits of our annual financial statements and internal control over financial reporting by our independent registered public accounting firm.

Among its current primary functions, our Audit Committee has the sole authority to perform the following:

•	retain and terminate our independent registered public accounting firm;
•	approve compensation and provide oversight of the work of our independent registered public accounting firm;
•	evaluate the qualifications, performance and independence of our independent registered public accounting firm;
•

pre-approve all auditing services and permitted non-audit services, including the fees and terms for such services (subject to the de minimus exception for non-audit services that are approved by our Audit Committee prior to completion of the audit) provided by our independent registered public accounting firm;

•	review and discuss with our management and our independent registered public accounting firm our annual and quarterly financial statements;
•

discuss with our management and our independent registered public accounting firm major issues regarding accounting principles and financial statement presentations and the adequacy of our internal control over financial reporting; and

•	review and approve all related person transactions.

All members of our Audit Committee have been and currently are “independent” as such term is defined for audit committee members under the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. Our Board has determined that Dr. Hamburg and Mr. Reck meet the definition of an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

Compensation and Stock Option Committee

Our Compensation and Stock Option Committee (our “Compensation Committee”) operates under a written charter adopted by our Board, a copy of which is available, free of charge, on our website at http://investors.inin.com under “Corporate Governance”. Our Compensation Committee reviews and assesses the adequacy of its charter and performance on an annual basis. Among its current primary functions, our Compensation Committee reviews and determines the annual compensation of our non-employee directors; the annual base salaries, performance-based cash incentive awards and other incentive compensation of our executive officers; administers our equity awards plans in which directors, executive officers and other key employees participate; and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement. For a description of the role of management and our compensation consultant in setting compensation, see “Executive Compensation and Related Information—Compensation Discussion and Analysis—Role of Management and Our Compensation Consultant in Setting and Reviewing Compensation”.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee have been and currently are “independent” directors, as defined under the NASDAQ listing standards, and no member is or was our employee. In addition, no member of our Compensation Committee had any relationship requiring disclosure under “Certain Relationships and Related Person Transactions”. During 2012, none of our executive officers served on the compensation committee or board of directors of another entity.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (our “Nominating Committee”) operates under a written charter adopted by our Board, a copy of which is available, free of charge, on our website at http://investors.inin.com under “Corporate Governance”. Our Nominating Committee assists our Board in (i) identifying individuals qualified to become Board members, (ii) developing our Guidelines, (iii) advising our Board in the annual review of our Board’s performance and (iv) recommending directors for each Standing Committee. The members of our Nominating Committee have been and currently are “independent”, as defined under the NASDAQ listing standards.

Our Nominating Committee considers candidates for membership on our Board who are recommended by shareholders and/or fellow Board members. A shareholder who wishes to recommend a director candidate for consideration by our Nominating Committee should send such recommendation to our Corporate Secretary addressed to: Interactive Intelligence Group, Inc. Nominating Committee, c/o Corporate Secretary at our world headquarters. Our Corporate Secretary has been instructed by our Board to forward such shareholder director candidate recommendations to our Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected and the addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than recommend the individual to our Nominating Committee as a nominee, must comply with our advance notice requirements set forth in our By-Laws, as currently in effect, as described in “Date of Receipt of Shareholder Proposals for Our 2014 Annual Meeting of Shareholders”.

In the process of recommending individuals to become Board members, the Nominating Committee identifies any specific needs in terms of industry or professional background and determines independence standards for nominees. Our entire Board nominates members for election to our Board. Nominees for director are selected on the basis of board experience, judgment, integrity, ability to make independent inquiries, understanding our business and environment and willingness to devote adequate time to Board duties. In identifying potential director nominees, our Nominating Committee, in accordance with our Guidelines, also takes into account geographic, occupational, gender, race and age diversity. The Nominating Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors. Our Nominating Committee’s process for identifying and evaluating nominees for director will be the same whether the nominee is from our Nominating Committee’s search for a candidate, or whether the nominee was recommended by a shareholder.

Shareholder Communications

Our Board has a process whereby our shareholders may send communications to our Board’s attention. Any shareholder desiring to communicate with our Board, or one or more specific members thereof, should communicate in a writing addressed to Interactive Intelligence Group, Inc., Board of Directors, c/o Corporate Secretary at our world headquarters. Our Corporate Secretary has been instructed by our Board to promptly forward all such communications to the specified addressees.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (our “Ethics Code”) that applies to all of our directors, officers and employees. We will provide to any person a copy of our Ethics Code, free of charge, upon request to our Corporate Secretary at our world headquarters. Our Ethics Code is available on our website at http://investors.inin.com under “Corporate Governance” .  We intend to disclose any amendments or updates to our Ethics Code by posting such amendments or updates on our website. In addition, any waivers of our Ethics Code for our directors or executive officers will be posted on our website under “Corporate Governance”. There were no waivers of our Ethics Code by any of our executive officers or directors during 2012.

DIRECTOR COMPENSATION AND BENEFITS

Only non-employee directors receive compensation for their services as directors. Our compensation package for non-employee members of our Board is comprised of cash (annual retainers and committee meeting fees) and stock option grants. Directors are also entitled to reimbursement of expenses incurred in connection with attendance at Board and/or committee meetings. Our director pay package is designed to attract and retain highly-qualified, independent professionals to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. Our Compensation Committee generally reviews our non-employee director compensation program on an annual basis. Actual annual pay varies among directors based on committee memberships, committee chair responsibilities and meeting attendance.

Members of our Board are eligible to receive automatic stock option grants under the 2006 Plan. Under our 2006 Plan, the exercise price for option grants is equal to the closing price of our common stock, as reported by the NASDAQ Global Select Market, on the business day immediately preceding the date of grant and the term of the options is six years. For most options granted to our directors prior to 2005, the term of each option was ten years from the date of grant. Commencing in May 2009, we began granting our non-employee directors options annually that vest one year after the grant date. Previously, our non-employee directors were granted options that vested over four years. The fair value of these option grants is determined on the date of the grant.

Our Board also has the full and complete authority and discretion, except as limited by our 2006 Plan, to grant additional options to eligible directors from time to time and to provide the terms and conditions (which need not be identical among eligible directors), including without limitation the vesting provisions, thereof. Any option grants previously awarded under the Interactive Intelligence Group, Inc. Amended Outside Directors Stock Option Plan, as assigned and assumed (the “Directors Plan”), but not yet forfeited, cancelled, terminated, exercised or expired, remain subject to their original terms, which are generally not different from the terms upon which annual option grants for directors are granted under our 2006 Plan, except as described above.

Director Compensation Arrangements

On the date of the annual meeting of shareholders, each eligible non-employee director is granted an annual stock option to purchase 8,000 shares of our common stock. For any newly elected non-employee director, our Compensation Committee may approve an option award to such director to purchase an aggregate of 20,000 shares of our common stock upon joining our Board. These options have terms in accordance with our 2006 Plan, generally vest over one year (for annual non-employee director grants) and four years (for new non-employee director grants) and expire six years from the anniversary date of the grant.

In 2012, each of our non-employee directors was entitled to receive the following compensation:

Type of Compensation	Amount
Cash Retainers (1):
Annual Cash Retainer	$32,000
Annual Cash Retainer for Committee Chair:
Audit Committee	$15,000
Compensation and Nominating Committees	$5,000
Annual Cash Retainer for Audit Committee Members	$5,000

Committee Attendance Fee (per meeting attended that was not held in conjunction with a meeting of our full Board) (2):
In person	$1,500
By teleconference	$750

Stock Options:
Annual Stock Option Retainer (3)	8,000 shares
Stock Option Grant for Newly Elected Directors	20,000 shares

_________________________

(1)	All annual cash retainers were paid in advance at the beginning of each quarter in equal installments in preparation for Board and/or committee meetings to be held during each quarter.
(2)	All attendance fees were paid in arrears.
(3)

Represents an annual stock option to purchase shares of our common stock, which will be granted at each annual meeting of shareholders. These options were granted to all of our non-employee directors on May 16, 2012, the date of our 2012 Annual Meeting of Shareholders, in accordance with the terms of our 2006 Plan.

Director Compensation in 2012

The following table sets forth information regarding the compensation that each non-employee director earned during 2012.  Dr. Brown did not earn any additional compensation for serving on our Board in 2012.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total Compensation
Richard G. Halperin	$32,000	$82,366	$114,366
Edward L. Hamburg, Ph.D.	53,000	82,366	135,366
Michael C. Heim	43,000	82,366	125,366
Mark E. Hill	42,000	82,366	124,366
Richard A. Reck	43,000	82,366	125,366

_________________________

(1)

The amounts in this column include the annual Board retainer, annual chairman retainer, annual Audit Committee retainer and the amounts earned by each director for attending committee meetings that were not held in conjunction with a meeting of our full Board in person and/or by teleconference.

(2)

The amounts in this column represent the grant date fair value of the stock options granted to each non-employee director during the year ended December 31, 2012 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation–Stock Compensation (“FASB ASC 718”) (except that the estimated forfeitures related to service-based vesting conditions were disregarded). For valuation assumptions used to determine these amounts, refer to Note 5 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012. Our non-employee directors had the following shares of our common stock underlying stock options (both vested and unvested) outstanding as of December 31, 2012: Mr. Halperin: 39,000 shares; Dr. Hamburg: 68,000 shares; Mr. Heim: 40,000 shares; Mr. Hill: 48,000 shares; and Mr. Reck: 48,000 shares.

Non-Employee Director Change-of-Control Agreements

On June 7, 2007, we entered into Non-Employee Director Change-of-Control Agreements (each, a “Director Change-of-Control Agreement”) with Dr. Hamburg and Messrs. Hill and Reck. In addition, on May 29, 2008 and March 29, 2010, we entered into a Director Change-of-Control Agreement with Mr. Heim and Mr. Halperin, respectively. Each of these Director Change-of-Control Agreements was assumed by Interactive Intelligence Group, Inc. as of July 1, 2011. Under the terms of each Director Change-of-Control Agreement, in the event the service on our Board of Directors is terminated for any reason following an event where a “Change-of-Control” has occurred (as defined under “Executive Compensation and Related Information — Employment Agreements and Post-Termination and Change-of-Control Arrangements” ), any and all outstanding stock options granted under our 2006 Plan and/or our Directors Plan will vest on an accelerated pro-rata monthly basis, including full credit for partial months elapsed. In addition, with respect to stock option vesting, each director will be credited with one additional month of service for each month of service completed, up to a maximum of 24 additional months of service credit.

Director Stock Ownership Guidelines

In November 2011, the Board of Directors, upon recommendation of the Compensation Committee, approved stock ownership guidelines for each member of the Board. In accordance with these guidelines, each current member of the Board must own at least 6,000 shares of our common stock by no later than November 17, 2016. Each new member of the Board of Directors will have five years from the date of appointment or election to the Board to acquire ownership of at least 6,000 shares of our common stock. These shares must be maintained during the time the individual serves as a member of the Board.

OUR EXECUTIVE OFFICERS

The following table sets forth information, as of March 28, 2013, about our executive officers followed by their biographies:

Name	Age	Position
Donald E. Brown, M.D.	57	Chairman of the Board, President and Chief Executive Officer
Gary R. Blough	57	Executive Vice President, Worldwide Sales
William J. Gildea III	46	Senior Vice President, Corporate Development
Stephen R. Head	59	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary and Treasurer
Hans W. Heltzel	42	Vice President, Worldwide Services
Pamela J. Hynes	51	Vice President, Client Success and Education
Joseph A. Staples	53	Chief Marketing Officer and Senior Vice President, Marketing

Donald E. Brown, M.D.’s biographical information is contained under “Election of Directors (Item 1 on Proxy Card) —  Directors Whose Present Terms Expire in 2014”.

Gary R. Blough has served as our Executive Vice President, Worldwide Sales since July 2004. Mr. Blough served as our Vice President of Sales for Europe, the Middle East and Africa from January 2002 to July 2004 and previously served as our Area Director and Vice President of Sales for Western U.S. and Latin America since joining us in February 1997. Prior to joining us, Mr. Blough held various sales positions at Software Artistry, including Director of Western Region Sales and was Director of Sales for On-Line Software, a developer of programmer productivity tools. Mr. Blough has a B.S. degree in Marketing from Virginia Polytechnic Institute and State University.

William J. Gildea III served as our Vice President, Business Development since March 2008. Effective January 1, 2012, Mr. Gildea was promoted to Senior Vice President, Corporate Development. Prior to joining us, Mr. Gildea was a sellside financial analyst covering the communications technology industry at Janney Montgomery Scott from April 2004 to February 2008 and an associate analyst at Wachovia Securities prior to that. Mr. Gildea started his career as a communications attorney in private practice in Washington, D.C. Mr. Gildea holds a B.A. from William & Mary, a J.D. from Catholic University, and an M.B.A. from the University of North Carolina.

Stephen R. Head has served as our Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary and Treasurer since January 2011; Chief Financial Officer, Vice President of Finance, Secretary and Treasurer since joining us in November 2003; and our Vice President of Finance and Administration since February 2004. Mr. Head previously served as Chief Financial Officer of Gilian Technologies Ltd., a Web security applications developer. Prior to Gilian Technologies, Mr. Head was Senior Vice President, Finance and Administration at planetU, Inc., an e-commerce company serving the consumer packaged goods industry, which was acquired by Transora in December 2000. Other financial roles Mr. Head has held in the software industry include Vice President, Finance and Administration and Chief Financial Officer at Made2Manage Systems, Inc. (now Consona Corporation), and Vice President, Finance and Chief Financial Officer of Software Artistry. Mr. Head began his career in public accounting at KPMG LLP. He has also served in positions in private industry. Mr. Head is a graduate of Indiana University, where he received both an M.B.A. and B.S. in Business with a concentration in Accounting.

Hans W. Heltzel has served as our Vice President, Worldwide Services since January 2011. Prior to that, Mr. Heltzel served as our Vice President, Support and Professional Services from January 2009 until December 2011, our Director of Worldwide Support from 2004 until 2008 and our Practice Leader and Services Manager from 2001 until 2003. Prior to joining us in 2001, Mr. Heltzel was an implementation consultant for Tivoli Systems from 1998 until 2001 and prior to that held various operations management positions for Target Corporation in Denver, Colorado, Chicago, Illinois, and Fort Wayne, Indiana from 1992 until 1997. Mr. Heltzel has an M.S. in Information and Communication Sciences and a B.S. in History and Criminology from Ball State University.

Pamela J. Hynes has served as our Vice President, Client Success and Education since August 2011. Prior to that, Ms. Hynes served as our Vice President, Customer Services, which included Communications as a Service and Education, since January 2010. Previously, Ms. Hynes served as our Vice President, Worldwide Customer Services, which includes Educational Services, Technical Support Services, Professional Services and Communication as a Service, since October 2004. From 2006 to 2008, Ms. Hynes resided in the United Kingdom and worked to grow our services presence internationally. Ms. Hynes served as our Vice President, Customer Loyalty from September 2003 to October 2004 and our Vice President, Client Services, the Americas and Europe, the Middle East and Africa from July 2001 until September 2003. Ms. Hynes served as our Vice President, North American Client Services from September 1999 until July 2001 and prior to that as our Director of Client Services since joining us in November 1996. Ms. Hynes was an Account Manager at Software Artistry from July 1996 to October 1996 and the Support Services Manager of Software Artistry from August 1992 to July 1996. Prior to August 1992, she served in a number of technical roles at Software Artistry, including Application Development, Technical Instructor and Field Engineer. Before joining Software Artistry, she served as Technical Support Engineer at American Financial Resources, a software development company. Ms. Hynes holds a B.S. degree in Management Information Systems from New Hampshire College.

Joseph A. Staples joined Interactive Intelligence in January 2005. He has served as our Chief Marketing Officer and Senior Vice President, Marketing since January 2009 and previously was our Senior Vice President, Worldwide Marketing. Prior to joining us, Mr. Staples was the principal of FirstLight Marketing, a marketing services company. Prior to that, Mr. Staples was Executive Vice President of Corporate Marketing at Captaris, Inc., a provider of business communication solutions. Previously, Mr. Staples was the Vice President of Marketing for Callware Technologies, Inc., a provider of unified messaging software. Prior to that, Mr. Staples held management positions over a twelve year period of time at Novell, Inc. and Wicat Systems. Mr. Staples is an alumnus of Brigham Young University and earned a bachelor’s degree in business administration from the University of Phoenix with an emphasis in Marketing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2013, information about the beneficial ownership of our common stock by 5% or greater beneficial owners and ownership of management, including each of our incumbent directors and director nominees, our named executive officers and all executive officers and directors as a group. Except as otherwise indicated below, the individual or entity owns such common stock directly with sole investment and sole voting power. For each of our named executive officers and directors, the following table also includes options to purchase shares of our common stock that are exercisable on or within 60 days after March 28, 2013.

5% or Greater Beneficial Owners:
Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership	Percent of Class

Bares Capital Management, Inc.
12600 Hill Country Blvd, Suite R-230
Austin, TX 78738 (1)	2,219,054	11.5%

T. Rowe Price Associates
100 E. Pratt Street
Baltimore, MD 21202 (2)	1,279,954	6.6%

BlackRock Inc.
40 East 52 nd Street
New York, NY 10022 (3)	1,131,355	5.9%

Brown Advisory Incorporated
901 South Bond Street, Suite 400
Baltimore, MD 21231 (4)	1,098,941	5.7%

Officer and Director Stock Ownership:
Name of Beneficial Owner	Shares (5)		Options (6)	Total Beneficial Ownership	Percent of Class

Directors
Richard G. Halperin	6,500		34,000	40,500	*
Edward L. Hamburg, Ph.D.	15,156		68,000	83,156	*
Michael C. Heim	4,000		40,000	44,000	*
Mark E. Hill	122,172		48,000	170,172	*
Richard A. Reck	38,000		48,000	86,000	*

Named Executive Officers

Donald E. Brown, M.D.**	4,008,024		337,500	4,345,524	21.5%
Stephen R. Head	84,824		144,911	229,735	1.1%
Gary R. Blough	105,864	(7)	212,330	318,194	1.6%
William J. Gildea	6,883	(8)	-	6,883	*
Joseph A. Staples	5,500		34,500	40,000	*

Directors and Executive Officers as a Group
All Directors and Executive Officers as a Group (12 persons)	4,405,058		1,037,341	5,442,399	26.0%

___________________

 *         Indicates ownership of less than one percent of the outstanding shares of our common stock.

**         As discussed above, Dr. Brown is our Chairman of the Board, President and Chief Executive Officer and a beneficial owner of more than 5% of our outstanding common stock. Therefore, information pertaining to his beneficial ownership of our common stock is presented once as a named executive officer.

(1)

Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 14, 2013, indicating beneficial ownership as of December 31, 2012. The shareholder is an investment adviser and has sole power to vote or direct the vote and dispose or direct the disposition of 52,553 shares, and shares the power to vote or direct the vote and dispose or direct the disposition of 2,166,501 shares.

(2)

Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 13, 2013, indicating beneficial ownership as of December 31, 2012. The shareholder is an investment advisor and possesses sole power to vote or direct the vote of 119,600 shares and sole power to dispose or direct the disposition of 1,279,954 shares. T. Rowe Price Small Cap Stock Fund, Inc. is an investment company and has sole power to vote or direct the vote of 975,000 shares.

(3)

Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 8, 2013, indicating beneficial ownership as of December 31, 2012. The shareholder is a parent holding company or control person and possesses sole power to vote or direct the vote of, and dispose or direct the disposition of, 1,131,355 shares. The beneficial owner reported that the following of its subsidiaries acquired shares: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC,   BlackRock Asset Management Ireland Limited and BlackRock Advisors (UK) Limited.

(4)

Information based solely on a Schedule 13G/A filed by such shareholder with the SEC on February 6, 2013, indicating beneficial ownership as of December 31, 2012. The shareholder is a parent holding company or control person and possesses sole power to vote or direct the vote of 795,967 shares, and shares the power to dispose or direct the disposition of 1,098,941 shares. The beneficial owner reported that the following of its subsidiaries acquired shares: Brown Advisory, LLC, an investment advisor, which has the sole power to vote or direct the vote of 732,420 shares, and shares the power to dispose or direct the disposition of 1,035,394 shares, and Brown Investment Advisory & Trust Company, a bank, which has the sole power to vote or direct the vote of, and shares the power to dispose or direct the disposition of, 63,567 shares.

(5)	Represents the number of shares beneficially owned, excluding shares which may be acquired through the exercise of stock options.
(6)	Represents shares which may be acquired through the exercise of stock options as of March 28, 2013 or within 60 days after that date.
(7)	Includes 5,922 shares held in our Employee Stock Purchase Plan.
(8)	Includes 3,500 shares held by his spouse, over which Mr. Gildea disclaims beneficial ownership.

APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

(ITEM 2 ON PROXY CARD)

As we did last year, we are asking you to approve the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement. This proposal, commonly known as a Say on Pay proposal, gives our shareholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation paid to our named executive officers and the philosophy, policies and practices described in this proxy statement. Approximately 98.7% of the votes cast on our 2012 Say on Pay proposal were voted in favor of the proposal. In accordance with the advisory vote conducted at the 2011 Annual Meeting of Shareholders on the frequency of future Say on Pay votes, we are currently conducting Say on Pay votes on an annual basis. The next advisory vote on the frequency of Say on Pay votes will be conducted no later than the 2017 Annual Meeting of Shareholders.

We believe we have assembled a strong executive management team comprised of individuals who have been with us for many years and most of whom have experience with other companies in the software industry. This combination of experiences allows us to continue the innovations that have long been our core competence, while at the same time achieving aggressive annual goals.

The purposes of our compensation programs are to attract and then retain our executives by designing compensation programs that are highly competitive with comparable positions within our industry and to align our executive officers’ compensation targets with our overall goals and shareholder interests. We compensate our executive officers using a combination of salary, performance-based cash incentive compensation and stock option awards. We design our compensation programs to align our executives’ contributions to ultimately achieve our goal of maximizing shareholder value. We believe that our executive compensation programs accomplish this goal.

The Compensation Discussion and Analysis that follows this proposal describes our executive compensation programs and the decisions made by the Compensation Committee during 2012 in more detail. Highlights of our 2012 compensation programs for our named executive officers, which were relatively consistent with our 2011 compensation programs, include the following:

•	Annual base salaries, which increased in 2012 based on the Committee’s review of the peer group data and our performance in 2011;
•	Performance-based incentive compensation; and
•	Long-term incentive awards in the form of stock options that vest over four years.

Accordingly, we recommend that our shareholders vote “FOR”  the following resolution at the annual meeting:

“RESOLVED, that the company's shareholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the company's proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.”

As an advisory vote, this proposal will not be binding upon us, our Board of Directors or our Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinion of our shareholders, and we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation programs, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends a vote “FOR” the advisory proposal approving the compensation paid to our named executive officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

We, the Compensation Committee, have reviewed and discussed the following “Compensation Discussion and Analysis” section of this proxy statement with Interactive Intelligence’s management. Based on our review and discussions, we recommended to the Board of Directors that the following “Compensation Discussion and Analysis” section be included in this proxy statement on Schedule 14A and incorporated by reference into Interactive Intelligence’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

Submitted by the Compensation Committee

Mark E. Hill, Chairman

Richard G. Halperin

Richard A. Reck

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis supplements the more detailed information concerning executive compensation that appears in the tables and the narrative discussion that follows the tables. Our goal is to provide our current and potential shareholders and the investing public with a better understanding of our executive compensation practices and the decisions made concerning the compensation paid to our executive officers, including the persons named in the Summary Compensation Table, who are our named executive officers, which appears following this Compensation Discussion and Analysis.

The Compensation Committee of our Board of Directors, referred to in this section as the Committee, plays a key role in designing and administering our executive compensation programs. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee appears above.

During 2012, we completed three acquisitions, expanded staffing significantly and reported a 48% increase in total orders, including a 123% increase in cloud-based orders, compared to 2011. Our acquisitions expanded our operations in South Africa and the Netherlands, and our acquisition of Bay Bridge Decision Technologies, Inc. expanded our capabilities into the workforce capacity optimization vertical. Cloud-based orders increased from 23% of total orders in 2011 to 35% of total orders in 2012. With the acquisition of certain partners in 2011 and 2012 and the shift to cloud-based orders, direct orders increased from 47% in 2011 to 66% in 2012 and professional services contracts increased 89% in 2012 compared to 2011.

We continued to see a trend of increasing average initial order dollar amounts, as both the dollar amount and number of large orders received increased in 2012. Additionally, as part of our strategy for 2012, a larger portion of the orders received in 2012 were cloud-based, resulting in revenue that is not recognized immediately, and our unrecognized future cloud-based revenues increased 160% to $89.6 million at the end of 2012.  The combination of a larger percentage of order revenues being deferred and increased investments in sales and marketing and research and development for future order growth resulted in a decrease in our operating margin in 2012.The following is a summary of our financial results and orders in 2012 and 2011 (dollars in thousands, except per share amounts):

Financial Results
	Years Ended December 31,		% Increase/
	2012	2011	(Decrease)
Total revenues	$237,365	$209,526	13%
Operating income	1,083	21,641	(95)
Net income	906	14,798	(94)
Earnings per share (basic)	0.05	0.79	(94)
Earnings per share (diluted)	0.04	0.74	(95)

Order Summary
	Years Ended December 31,
	2012	2011
Increase in dollar amount of total orders	48%	29%
Increase in dollar amount of on-premises orders	25%	11%
Increase in dollar amount of cloud-based orders	123%	187%
Cloud-based orders as a % of total orders	35%	23%
Total orders greater than $250,000	158	113

Compensation for 2012 was determined and approved by the Committee based upon the review of our 2011 annual operating results, the comparison of compensation amounts and plans to those of our peer group (as described in more detail under “Role of Management and Our Compensation Consultant in Setting and Reviewing Compensation ” below) and the recommendations by Dr. Brown, our Chief Executive Officer, with information provided by Mr. Head, our Chief Financial Officer (collectively referred to in this Compensation Discussion and Analysis as “management”), and Frederic W. Cook & Co., Inc., the Committee’s compensation consultant (“Cook”). Our 2012 total compensation plans for our named executive officers, which were relatively consistent with our 2011 total compensation plans, included the following:

•	Annual base salaries, which increased in 2012 based on the Committee’s review of the peer group data and our performance in 2011,
•	Performance-based incentive compensation, and
•	Long-term incentive awards in the form of stock options that vest over four years.

The following graph illustrates the alignment of our executive compensation with the objectives of our compensation programs and our performance by comparing the average total compensation of our named executive officers over the last five years with our order trend over the same period.

Objectives of our Compensation Programs

We believe we have assembled a strong executive management team comprised of individuals that have been with Interactive Intelligence for many years and most of whom have experience with other companies in the software industry. This combination of experiences allows us to continue to invest in the innovations that have long been our core competence, while at the same time achieving aggressive annual goals.

The purposes of our compensation programs are to attract and then retain our executives by designing compensation programs that are highly competitive with comparable positions within our industry and to align our executive officers’ compensation targets with our overall goals and shareholder interests. We compensate our executive officers using a combination of salary, performance-based cash incentive compensation and equity awards. We design our compensation programs to align our executives’ contributions to ultimately achieve our goal of maximizing shareholder value.

The Committee designed our 2012 executive compensation with the following objectives in mind:

•

Compensation should be designed to reward employees for their individual performance as well as that of our company, focusing on areas over which they control. To achieve this objective, executives have compensation aligned with company financial results or the financial results of the departments they manage.

•

Compensation should be commensurate with comparable companies in the software industry. We must attract and retain employees who may be recruited by other companies, so our compensation programs should remain competitive. We achieve this objective by comparing our executive officers’ compensation with comparable positions within our peer group.

•

We want to reward short-term accomplishments of our executive officers, while also focusing their efforts on the achievement of our long-term objectives. We achieve this balance by offering performance-based cash incentive compensation as well as equity awards.

•

Our compensation programs should align our executive officers’ objectives with those of our shareholders. The Committee believes this is best achieved by rewarding our executive officers’ efforts to attain long-term goals. We set performance criteria and targets for each of our executive officers based on the non-GAAP operating income and/or the order growth related to such executive officer’s area of responsibility. For purposes of our compensation programs, our non-GAAP operating targets and results exclude the impact of stock-based compensation expense and purchase accounting adjustments related to our acquisitions.

Elements of our Compensation Programs

Our compensation programs are comprised of three major elements: (i) annual base salary, (ii) performance-based cash incentive compensation and (iii) long-term equity incentive compensation, each of which is described below.

ac
Compensation Element	Purpose	Link to Compensation Objectives
Annual base salary

To provide an appropriate level of fixed compensation that will promote executive recruitment and retention based on business responsibilities, personal performance during the prior year against established targets and leadership qualities.

•Reward individual performance •Reward company performance •Competition •Reward short-term accomplishments
Performance-based cash incentive compensation	Variable component used to incentivize, motivate and hold our executives accountable for the results of each officer’s respective areas of responsibility.	•Reward individual performance •Reward company performance •Reward short-term accomplishments •Align executive officers’ objectives with shareholder objectives
Long-term equity incentive compensation	To motivate executive officers and retain key employees for the long-term by aligning their goals with those of our shareholders.	•Reward company performance •Reward achieving long-term objectives •Align executive officers’ objectives with shareholder objectives

Total Direct Compensation

The following chart illustrates the allocation of actual 2012 compensation for each named executive officer between each of the three major compensation elements listed above. The chart demonstrates the significant percentage of actual 2012 compensation for each named executive officer that was in the form of variable performance-based pay tied to our business results.

2012 Compensation Allocation
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
40%
37%
23%
45%
21%
34%
39%
37%
24%
45%
24%
31%
36%
34%
30%
Donald E. Brown, M.D.
Stephen R. Head
Gary R. Blough
Joseph A. Staples
William J. Gildea
Long-Term Equity Compensation
Performance-Based Cash Incentives (1)
Annual Base Salary

(1)	Includes the discretionary company performance bonuses granted by the Committee to Dr. Brown and Mr. Head.

In making executive compensation decisions, the Committee focuses on the “total direct compensation” that an executive officer will receive annually. This consists of salary, performance-based incentive compensation and the value of equity awards granted during the given year. The Committee does not have a specific policy for allocating the amount of compensation among the pay elements (short versus long-term or cash versus equity-based compensation), but seeks to target each executive officer’s total compensation opportunity to the level the Committee considers market competitive and reflective of individual performance.

Impact of Say on Pay Votes

In May of 2012, we held an annual shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a Say on Pay vote. Our shareholders overwhelmingly approved the proposal, with approximately 98.7% of the votes cast on our 2012 Say on Pay proposal being voted in favor of the proposal. Taking into account the strong shareholder support reflected by our 2012 Say on Pay vote results, the Committee determined that it did not need to change our executive compensation policies and practices in response to or as a result of the 2012 vote.

Based on the strong preference expressed by our shareholders at our 2011 Annual Meeting of Shareholders, our Board has determined that we will hold an annual shareholder advisory vote on the compensation of our named executive officers until the next Say on Pay frequency vote, which will be held no later than our 2017 Annual Meeting of Shareholders.

2012 Compensation Decisions

Annual Base Salary

In setting base salaries for 2012, management and the Committee reviewed base salaries for comparable positions at other companies in our peer group, including information provided by Cook, and took into consideration our 2011 operating results. Based on that review and, for each named executive officer other than himself, the recommendations of Dr. Brown, the Committee determined to increase the salaries for each of our named executive officers to keep such salaries competitive with our peer group and to recognize the executive’s contributions to attaining our 2011 operating results. Base salaries for 2012 and the percentage increase from 2011 base salaries for each of our named executive officers were as follows:

	2012
Named Executive Officer	Base Salary	% Increase
Donald E. Brown, M.D.	$425,000	15%
Stephen R. Head	275,000	11
Gary R. Blough	230,000	4
Joseph A. Staples	250,000	8
William J. Gildea	205,000	5

Performance-Based Cash Incentive Compensation

Each year, management recommends the performance targets for our named executive officers, which are presented to the Committee for its review and approval. The 2012 performance targets for our named executive officers were developed based on our 2011 financial performance and the expected growth of our business during 2012. Also considered were the general economic conditions during 2011 and the economic predictions for 2012 at the time the compensation decisions for 2012 were being made. Each of our named executive officer’s performance bonuses are paid, if earned, once the financial statements for the performance period have been approved for issuance by our Audit Committee.

The performance-based cash incentive compensation plans for 2012 were similar to the plans for 2011. For 2012, the Committee determined that a Company Performance Bonus was still appropriate for Dr. Brown and Mr. Head given their responsibilities as Chief Executive Officer and Chief Financial Officer, respectively. Dr. Brown also was eligible for a Gross Profit Increase Bonus designed to focus on the overall order growth for the Company. For Messrs. Blough, Staples and Gildea, the performance criteria and targets for 2012 were designed to place emphasis on the profitability and growth of each of their respective areas of responsibility. The Committee believed this was the best reflection of individual performance and contributions of these named executive officers and aligned their objectives with those of our shareholders.

Although each of the bonuses described below have targeted payout amounts, each named executive officer has the ability to earn at least a portion of his bonus even if our actual performance does not reach the targeted level. Similarly, if our actual performance exceeds the targeted level, our named executive officers have the ability to earn more than the targeted payout amounts. For each of the bonuses described below, for the first three quarters of the year, payments are limited to targeted amounts. In the second, third and fourth quarters, any payments made in prior quarters are subtracted from the amounts earned.

For those bonuses based on non-GAAP operating income margin or other non-GAAP operating profit targets, the non-GAAP operating income margin and/or profit target is calculated by taking our GAAP operating income margin and/or profit target, adjusting it for purchase accounting adjustments related to revenues and excluding non-cash stock-based compensation expense, and the amortization of certain intangible assets related to acquisitions.

The Committee established the following performance-based cash incentive compensation bonuses for our named executive officers for 2012:

Dr. Brown’s and Mr. Head’s 2012 compensation programs included a Company Performance Bonus to be paid based on our year-to-date non-GAAP operating income margin results. Because Dr. Brown’s and Mr. Head’s responsibilities include multiple areas within the Company, the Committee designated this bonus to focus on the profitability and growth of the Company as a whole and not one specific area.

The targeted incentive payout amounts for Dr. Brown and Mr. Head were $212,500 and $175,000, respectively, and were set by the Committee based on achieving a 9.1% target non-GAAP operating income margin.  Dr. Brown’s and Mr. Head’s Company Performance Bonuses are earned and paid quarterly, and are calculated by dividing the percentage of our actual year-to-date non-GAAP operating income margin that exceeds a threshold operating income margin of 5% by 4.1% (which is the difference between the target margin of 9.1% and the threshold margin of 5%), and multiplying that result by the executive’s targeted incentive payout amount. The above result is then multiplied by 25% in the first quarter, 50% in the second quarter, 75% in the third quarter and 100% in the fourth quarter. No Company Performance Bonus was to be paid if our year-to-date non-GAAP operating margin as of the end of the applicable quarter was less than 5%.

Our year-to-date non-GAAP operating margin did not exceed the 5% threshold set forth under the Company Performance Bonus for Dr. Brown and Mr. Head in any quarter of 2012. However, based on its review of our annual results of operations for 2012 and the contributions of Dr. Brown and Mr. Head in generating orders and in managing our expenses during 2012, the Committee determined that it was appropriate to pay a discretionary Company Performance Bonus to Dr. Brown and Mr. Head. As a result, on January 28, 2013, the Committee approved the payment of a discretionary Company Performance Bonus equal to the executive’s target bonus for 2012 in the amount of $212,500 to Dr. Brown and $175,000 to Mr. Head.

Dr. Brown was also eligible for a Gross Profits Increase Bonus (“GPIB”) to be paid based on our year-to-date gross profit on orders. The bonus was designed to focus on overall order growth for the Company. The targeted incentive payout amount for Dr. Brown under the GPIB was $212,500 and was set by the Committee based on achieving a targeted increase in gross profit percentage on orders.  The GPIB is earned and paid quarterly and is calculated by dividing the actual year-to-date gross profit percentage increase on orders by the target year-to-date percentage increase, and multiplying that result by Dr. Brown's targeted incentive payout amount. The above result is then multiplied by 25% in the first quarter, 50% in the second quarter, 75% in the third quarter and 100% in the fourth quarter. No GPIB was to be paid if we did not report non-GAAP operating income for the applicable quarter. Dr. Brown earned a GPIB bonus of $475,437 for 2012, resulting in a total bonus of $687,937 earned for 2012.

Mr. Blough was eligible for operating profit and communications as a service (CaaS) order bonuses in 2012, earned and paid quarterly, based on achieving the following:

•	Year-to-date non-GAAP North American sales and marketing operating profit targets;
•	Year-to-date non-GAAP rest of the world sales and marketing operating profit targets; and
•	Year-to-date rest of the world CaaS order targets.

The Committee designed these bonuses to encourage focus on overall sales and marketing profitability as well as CaaS orders outside North America. Because we have a vice president of North American sales, Mr. Blough’s bonuses were designed to place more emphasis on international sales, which is the area management and the Committee wanted him to continue to focus on in 2012. The aggregate targeted incentive payout amount for Mr. Blough under these bonuses was $230,000, with the potential to earn more or less than the targeted amount depending on actual annual non-GAAP sales and marketing operating profit for North America and the rest of the world and actual annual CaaS orders in the rest of the world. No bonus was to be paid if we did not report non-GAAP operating income for the applicable quarter. Mr. Blough earned an operating profit bonus based on North American results of $93,653, an operating profit bonus based on results for the rest of the world of $129,111, and a CaaS order bonus for the rest of the world of $127,718, resulting in a total bonus of $350,482 earned for 2012.

Mr. Staples was also eligible for an operating profit bonus and order growth bonus in 2012, earned and paid quarterly, based on achieving the following:

•	Year-to-date worldwide non-GAAP sales and marketing operating profit targets;

•	Year-to-date North American cloud-based order growth targets; and
•	Year-to-date rest of the world CaaS order targets.

The Committee designed these bonuses to be consistent with Mr. Blough’s operating profit bonus described above, to encourage collaboration between sales and marketing and to increase Mr. Staples’ focus on overall worldwide sales and marketing profitability as well as growth in our cloud-based business. The aggregate targeted incentive payout amount for Mr. Staples under these bonuses was $120,000, with the potential to earn more or less than the targeted amount depending on actual annual non-GAAP operating profit for worldwide sales and marketing as well as actual annual North American cloud-based order growth and CaaS order growth in the rest of the world. No bonus was to be paid if we did not report non-GAAP operating income for the applicable quarter. Mr. Staples earned an operating profit bonus of $92,496, a North American cloud-based order growth bonus of $57,198 and a CaaS order growth bonus for the rest of the world of $44,912, resulting in a total bonus of $194,606 earned for 2012.

Mr. Gildea was eligible for gross profit and return on investment bonuses in 2012, earned and paid quarterly, based on achieving the following:

•	Year-to-date increased gross profit on orders within the insurance industry;
•	Year-to-date increased gross profit on orders from Global Software Services, Inc., doing business as Latitude Software (“Latitude”); and
•	Year-to-date return on investment from recent acquisitions.

The Committee designed these bonuses to encourage focus on expansion of our customer base in the insurance industry, the profitability of our Latitude business and successful integration and management of acquired businesses. The aggregate targeted payout amount for Mr. Gildea under these three bonuses was $121,500, with the potential to earn more or less than the targeted amount depending on actual annual gross profit on orders for the insurance industry and the Latitude business, as well as the actual annual return on investment for acquired companies. Mr. Gildea was also eligible for a bonus based on management performance objectives, earned and paid quarterly based on our Chief Executive Officer's evaluation of the attainment of the goals established each quarter.  Mr. Gildea's targeted payout amount under this management performance bonus was $13,500.  No bonus was to be paid if we did not report non-GAAP operating income for the applicable quarter. Mr. Gildea earned a gross profit insurance order growth bonus of $85,514, a Latitude gross profit order growth bonus of $30,409, a return on investment bonus of $102,785 and a management performance bonus of $13,500, resulting in a total bonus of $232,207 earned for 2012.

See the Summary Compensation Table following this Compensation Discussion and Analysis for further details on the performance-based cash incentive compensation earned by our named executive officers during 2012 under each of these bonuses and the discretionary Company Performance Bonuses paid to Dr. Brown and Mr. Head for 2012.

Long-Term Equity Incentive Compensation

In addition to offering performance-based cash incentive compensation, management and the Committee continue to view stock options and other equity awards as a way to motivate and retain our executive officers for the long-term by aligning their goals with those of our shareholders. In 2012, the Committee granted non-performance based stock options to our executive officers as the Committee believes non-performance based options promote retention of our executive officers.

On January 9, 2012, the Committee, based on the recommendation of management, approved the following option grants to each of our named executive officers:

Number of Shares
Named Executive Officer	Underlying Options
Donald E. Brown, M.D.	60,000
Stephen R. Head	30,000
Gary R. Blough	30,000
Joseph A. Staples	30,000
William J. Gildea	20,000

The stock options awarded to each of our named executive officers were granted at an exercise price of $24.50 per share, the closing price of our common stock, as reported by the NASDAQ Global Select Market, on January 6, 2012, the business day immediately preceding the grant date, in accordance with the provisions of our 2006 Plan. These stock options vest in four equal annual installments beginning on January 9, 2012. The Committee also approved stock option grants to other members of the executive team and performance-based stock option grants for certain sales management.

The Committee has the ability to grant equity awards to other designated key employees to reward them for their contributions on an annual basis. Dr. Brown presented a list of employees that he recommended to receive restricted stock units on February 8, 2012 and the Committee approved the grants of these awards. In addition, the Committee approves a set number of stock options or restricted stock units on a quarterly basis for Dr. Brown to grant at his discretion to employees (with the exception of executives). Typically the awards, if granted, are used to compensate new hires or existing employees who have been promoted to key management positions.

Benefits Available to Executive Officers and All Other Employees

Retirement and Health and Welfare Benefits

We have never had a defined benefit pension plan. We maintain the 401(k) Plan to provide retirement benefits for substantially all of our North American employees. Participants in the 401(k) Plan may elect to contribute up to 50% of their pre-tax annual compensation to the 401(k) Plan, subject to applicable Internal Revenue Service (“IRS”) limits and regulations. Participants may also contribute amounts representing qualified rollovers from other qualified benefit plans. We may also make discretionary company contributions to the 401(k) Plan.

Subject to us achieving specified operating income targets as established each year, we make an annual company matching contribution to eligible participants, including our named executive officers. For 2012, we established three operating income target levels, and depending on our actual operating income results, we would make an annual company matching contribution up to 33% of the first 3%, 6% or 9%, respectively, of the participants’ pre-tax compensation contributed to the 401(k) Plan. Based on its review of our results of operations for 2012, particularly the impact to our revenues and operating income resulting from both the shift in our total order mix to more cloud-based orders than originally budgeted and the deferral of revenues related to certain on-premises orders because of their payment terms, because software included in some orders was not generally available by the end of 2012 and, for one large order received in the fourth quarter of 2012, because of specific contract terms, the Committee determined that it was appropriate to make the maximum annual company matching contribution under the 401(k) Plan to eligible participants even though none of the operating income target levels were achieved in 2012. A matching contribution of up to 33% of the first 9% of the participant's pre-tax compensation contributed to the 401(k) Plan was made in February of 2013.

The company matching contribution vests in equal installments over four years based on the initial date of the participant’s employment. For an eligible participant who has worked for us for four or more years at the time of the contribution, the contribution is 100% vested. The company matching contributions we made to the 401(k) Plan accounts of our named executive officers are shown in the “All Other Compensation” column of the Summary Compensation Table below.

Although we have not expressed any intent to terminate the 401(k) Plan, we have the option to do so at any time subject to the provisions of the Employee Retirement Income Security Act of 1974. Upon termination of the 401(k) Plan, either full or partial participants, including our named executive officers, become fully vested in their entire account balances.

All of our executive officers, including our named executive officers, are also eligible to participate in other employee benefit plans that are generally available to all of our employees, including our Employee Stock Purchase Plan and life and health insurance programs. The Committee believes that these additional plans are competitive with benefits offered by the other companies in our peer group.

Perquisites

Certain of our executive officers and employees may be entitled to receive perquisites, as defined in their respective employment agreements. There were no perquisites, individually or in the aggregate, that exceeded $10,000 that were given to any director or executive officer during 2012.

Employment Agreements and Change-of-Control Arrangements

We have entered into employment agreements, as well as change-of-control agreements, with Messrs. Head, Blough, Staples and Gildea. The employment agreements for Messrs. Head and Staples provide for severance payments if they are terminated by us for any reason other than for cause. The change-of-control agreements are intended to maintain continuity of management, particularly in the context of a transaction in which we undergo a change of control. These agreements are “double triggered”, which means that an executive officer is only entitled to severance payments if (1) we experience a change of control, as defined in the agreement, and (2) the executive officer's employment is terminated other than for cause or if the executive officer resigns for good reason within one year of the change of control. For a more detailed description of the material terms of these agreements, see “Employment

Agreements and Post-Termination and Change-of-Control Arrangements—Employment Agreements” and “—Change-of-Control and Retention Agreements”.

Other Benefits and Reimbursements

Our Board of Directors has adopted a travel policy whereby Dr. Brown is reimbursed for flying a private aircraft for business travel within certain limitations. Dr. Brown often travels on short notice and to areas that have limited access to direct commercial flights. Dr. Brown is reimbursed for expenses incurred in the operation of his privately owned aircraft when used for company business, at a rate approved by our Audit Committee. Because the reimbursement is for business travel only that is integrally and directly related to the performance of his duties, our reimbursement is not considered a perquisite. For further details, see “Certain Relationships and Related Person Transactions”.

Role of Management and Our Compensation Consultant in Setting and Reviewing Compensation

In the fall of 2011, the Committee engaged Cook as its third-party compensation consulting firm in connection with determining our 2012 executive and director compensation programs. Cook reviewed with the Committee its analysis of our executive and director compensation programs compared to the comparable programs at companies in our peer group, and also provided an update regarding market trends on compensation, including the structure of compensation, and an overview of the current status of rulemaking under the Dodd-Frank Wall Street Reform and Consumer Protection Act. As part of its review, Cook provided the Committee with salary and performance-based cash incentive compensation information for the executive officers at each of the companies in the peer group set forth below. Other than providing the services described in the preceding sentences, Cook did not perform any other services for us during 2012. The Committee has determined that the work performed by Cook in 2012 did not raise any conflicts of interest.

Dr. Brown provided the Committee with recommendations on the compensation of our executive officers. These recommendations were prepared by Dr. Brown, with the assistance of Mr. Head, taking into account the information provided by Cook and such factors as compensation history, tenure, responsibilities, leadership qualities, market data for comparable positions at companies within the software industry that are comparable in size to us (our “peer group”), retention concerns and the need to maintain consistency within the organization. The Committee gave significant consideration to the recommendations of Dr. Brown and compared these recommendations to each executive officer’s 2011 compensation plan. The Committee also compared the salary and performance-based cash incentive compensation programs of our executive officers with the most recently reported salary and performance-based cash incentive compensation programs of individuals holding the same or similar positions at companies within our peer group. The Committee reviewed the performance of Dr. Brown and Mr. Head, without their participation, and determined their compensation for 2012.

The peer group used in developing the 2012 compensation plans was determined by Cook and was comprised of the following companies within the software industry who had total revenues similar to ours as of the most recent date for which compensation information was available:

ACI Worldwide, Inc.	Liquidity Services, Inc.	Synchronoss Technologies, Inc.
Blackbaud, Inc.	Manhattan Associates, Inc.	Tyler Technologies, Inc.
Bottomline Technologies(de), Inc.	Radiant Systems, Inc.	ValueClick, Inc.
Constant Contact, Inc.	Renaissance Learning, Inc.
Ebix, Inc.	Rightnow Technologies, Inc.

The Committee set the cash incentive compensation to be paid to a particular executive officer at a level that the Committee deemed to be reasonable and competitive based on the peer group data but did not target our executive compensation to fall within a certain percentile of the peer group compensation data for cash compensation or any element of compensation paid to our executive officers. The Committee did not otherwise benchmark the compensation of our named executive officers utilizing the peer group data, and the amounts to be paid were not based on set formulas or calculations.

Tax Deductibility Under Internal Revenue Code Section 162(m) and Other Related Issues

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) eliminates, subject to certain exceptions, the deductibility of compensation paid to certain executives to the extent their compensation for any year exceeds $1,000,000. Exceptions to amounts included in executive compensation for purposes of Section 162(m) involve various types of “qualifying performance-based” compensation (i.e. compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by the Committee under plans that have been approved by our shareholders). The Committee believes that tax deductibility is an important factor when evaluating executive compensation. In evaluating compensation, the Committee has considered, and will continue to consider, the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with our compensation objectives. However, the Committee may exercise its discretion to provide base salaries or other compensation that may not be fully tax deductible to us.

The Sarbanes-Oxley Act of 2002 subjects our Chief Executive Officer and Chief Financial Officer to forfeiture of incentive compensation and profits from the sale of stock in the event of an accounting restatement associated with non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws. At this time, the Committee has not adopted any additional forfeiture provisions for incentive compensation.

Compensation Related Risk Assessment

Our Compensation Committee is responsible for overseeing the risks relating to compensation policies and programs company-wide.  In performing its evaluation, the Compensation Committee discusses with our Chief Executive Officer the design features and characteristics of our compensation policies and programs, the relevant performance measures for our executive officers’ bonus programs and the risks related to such bonuses and the other elements of compensation awarded to our executive officers. The Compensation Committee believes the composition and balance of our compensation policies encourage appropriate risk-taking as follows:

•	Our overall compensation levels are competitive with our peer group.
•

Our compensation mix is designed in part to reward long-term performance and is balanced among (i) fixed components like salary and benefits, (ii) annual bonuses based on certain operational and financial performance measures and (iii) equity-based awards.

•

The oversight provided by our Board and Compensation Committee in budget reviews, senior management compensation programs and equity and bonus awards, and the integration of the independent Board members into the Compensation and Audit Committees contribute to our control environment.

•

Our Board regularly interacts with management and is closely involved with our Chief Executive Officer and Chief Financial Officer, helping to ensure the tone at the top is consistent with a strong control environment and that the communication of the control environment and conservative risk approach is effective.

•

We provide our executive officers with a competitive base salary to provide them with a steady income, which allows our executive officers to focus more on our long-term performance than on short-term stock price fluctuations.

•

We design the bonus programs for our executive officers to ensure that they remain focused on financial performance measures that drive long-term shareholder value, such as non-GAAP operating profit, and continually review the operations managed by each executive officer during regularly scheduled meetings. At the same time, our use of stock option awards balances against short-term decision making.

•	Our bonus programs for our executive officers have a progressive payout formula with no “cliffs” between ranges of performance.
•	Our Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders.
•	Equity grants typically vest over a four-year vesting period to encourage our executive officers to maintain a long-term perspective.
•	We prohibit all hedging transactions involving our stock. As a result, our executive officers cannot insulate themselves from the effects of poor stock price performance.
•

Some of our non-executive employees are eligible to receive bonuses and we generally grant equity awards annually to our non-executive key employees. With respect to the non-executive employees’ bonuses, the operational and financial measures are reasonable or clearly attainable without excessive risk-taking. The bonuses are payable at different levels depending on results and generally are not “all or nothing” awards. For those non-executive employees who are eligible to receive equity awards, the equity awards vest over four years, which encourages employees to focus on the long-term operational and financial performance of our company.

Based on these factors, the Compensation Committee determined that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

Executive Compensation Tables and Narratives

The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to each of our named executive officers for the years ended December 31, 2012, 2011 and 2010. For a more thorough discussion of our executive compensation practices, refer to the “Compensation Discussion and Analysis” above.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)		All Other Compensation (5)	Total

Donald E. Brown, M.D.	2012	$425,000	$212,500	$738,432	$475,437		$6,346	$1,857,715
Chairman, President and	2011	370,000	-	813,820	393,127		7,260	1,584,207
Chief Executive Officer	2010	361,500	-	535,005	463,308		7,260	1,367,073

Stephen R. Head	2012	275,000	175,000	369,216	-		7,425	826,641
Chief Financial Officer,	2011	247,500	-	488,292	275,189		7,260	1,018,241
Senior Vice President, Finance	2010	242,500	-	321,003	324,316		7,260	895,079
and Administration, Secretary
and Treasurer

Gary R. Blough	2012	230,000	-	369,216	350,482		6,518	956,216
Executive Vice President,	2011	221,500	-	569,674	209,727	(6)	7,260	1,008,161
Worldwide Sales	2010	217,000	-	374,504	253,637		7,260	852,401

William J. Gildea	2012	205,000	13,500	246,144	218,707		5,610	688,961
Senior Vice President,	2011	195,000	6,500	325,528	27,387		5,445	559,860
Business Development	2010	191,000	48,000	214,002	282,336		5,445	740,783

Joseph A. Staples	2012	250,000	-	369,216	194,606		6,270	820,092
Chief Marketing Officer	2011	232,000	-	406,910	121,362	(6)	5,445	765,717
and Senior Vice President,	2010	227,000	-	267,503	180,658		7,260	682,421
Marketing

_________________________

(1)	Includes the base salary earned by each named executive officer during the respective year.
(2)

The amounts in this column include the discretionary Company Performance Bonus received by Dr. Brown and Mr. Head for 2012 and the management-based performance objective bonus received by Mr. Gildea in 2012, 2011 and 2010.

(3)

The amounts in this column represent the aggregate grant date fair value of options granted to the named executive officer in the year indicated in accordance with FASB ASC 718. For the valuation assumptions used to determine these amounts for 2012, 2011 and 2010, refer to Note 5 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2012, 2011 and 2010. As discussed in “Compensation Discussion and Analysis—2012 Compensation Decisions—Long-Term Equity Incentive Compensation”, there were no performance-based options granted to our executive officers in 2012, 2011 and 2010.

(4)

The amounts in this column represent the aggregate dollar value of performance-based cash bonuses earned with respect to performance in the respective year, regardless of when actually paid. Each performance-based cash incentive bonus for 2012 is described in more detail in “Compensation Discussion and Analysis—2012 Compensation Decisions—Performance-Based Cash Incentive Compensation” . The amounts awarded to each named executive officer under his 2012, 2011 and 2010 compensation programs include:

Named Executive Officer	Company Performance Bonus (a)	Individual Performance Bonus (b)	Total Non-Equity Incentive Plan Compensation
Donald E. Brown, M.D.
2012	$-	$475,437	$475,437
2011	393,127	-	393,127
2010	463,308	-	463,308

Stephen R. Head
2012	-	-	-
2011	275,189	-	275,189
2010	324,316	-	324,316

Gary R. Blough
2012	-	350,482	350,482
2011	-	209,727	209,727
2010	-	253,637	253,637

William J. Gildea
2012	-	218,707	218,707
2011	-	27,387	27,387
2010	-	282,336	282,336

Joseph A. Staples
2012	-	194,606	194,606
2011	-	121,362	121,362
2010	-	180,658	180,658

_________________________

(a)

During 2012, 2011 and 2010, Dr. Brown and Mr. Head were the only named executive officers eligible to earn a company performance bonus as Messrs. Blough, Gildea and Staples were instead eligible for performance bonuses designed to place more emphasis on the profitability and growth of each of their respective areas of responsibility. As described above in the “Compensation Discussion and Analysis”, each named executive officer had the ability to earn more than the targeted payout amounts under his respective bonus.

(b)	Individual performance bonuses include the following:
•	Dr. Brown received a 2012 bonus based on increases in the gross profit percentage on orders
•	Mr. Blough received a 2012 bonus based on North American sales and marketing operating profits, rest of the world sales and marketing operating profits and CaaS order growth in the rest of the world
•	Mr. Gildea received a 2012 bonus based on increases in gross profit on orders in the insurance industry and orders from Latitude and based on the return on investment from recent acquisitions.
•	Mr. Staples received a 2012 bonus based on sales and marketing operating profits, North American cloud-based order growth and CaaS order growth in the rest of the world
(5)	The amounts in this column represent the company matching contribution made to each named executive officer’s account under our 401(k) Plan in the year indicated.
(6)	Messrs. Blough’s and Staples’ 2011 performance-based compensation amounts were reduced by $1,441 and $515, respectively, due to chargebacks received in 2011 related to their 2010 performance.

Grants of Plan-Based Awards Table

GRANTS OF PLAN-BASED AWARDS
Named Executive Officer	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise Price of Option Awards (3) ($/Sh)	Closing Market Price on Date of Grant (3)	Grant Date Fair Value of Option Awards (4) ($)

Donald E. Brown, M.D.	1/9/2012	$--		60,000	$24.50	$24.59	$738,432
	--	212,500	(5)	--	--	--	--
	--	212,500	(6)	--	--	--	--
Stephen R. Head	1/9/2012	--		30,000	24.50	24.59	369,216
	--	175,000	(5)	--	--	--	--
Gary R. Blough	1/9/2012	--		30,000	24.50	24.59	369,216
	--	57,500	(7)	--	--	--	--
	--	86,250	(8)	--	--	--	--
	--	86,250	(9)	--	--	--	--
William J. Gildea	1/9/2012	--		20,000	24.50	24.59	246,144
	--	20,250	(10)	--	--	--	--
	--	33,750	(11)	--	--	--	--
	--	67,500	(12)	--	--	--	--
Joseph A. Staples	1/9/2012	--		30,000	24.50	24.59	369,216
	--	60,000	(13)	--	--	--	--
	--	30,000	(14)	--	--	--	--
	--	30,000	(15)	--	--	--	--

______________________

(1)	For 2012, our Compensation Committee granted stock options to our named executive officers on January 9, 2012. The approval date and the grant date for the 2012 option grants were the same.
(2)	Amounts represent the number of shares underlying stock options granted to our named executive officers on January 9, 2012.
(3)

The exercise price of our stock option awards is the closing price of our common stock as reported on the NASDAQ Global Select Market on the business day immediately preceding the date of grant, in accordance with the provisions of our 2006 Plan. Due to the terms of our 2006 Plan, it is possible that the exercise price could be less than the closing price of our common stock on the date of grant, as was the case in 2012.

(4)

Amounts in this column represent the aggregate grant date fair value of each option award in accordance with FASB ASC 718. For valuation assumptions used to determine the amounts, refer to Note 5 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(5)

Amounts represent the company performance bonus targeted payout amounts for Dr. Brown and Mr. Head, although they had the potential to earn more or less than their targeted amounts depending on the amount by which our actual year-to-date non-GAAP operating income margin exceeded a threshold operating income margin of 5% and a target margin of 9.1%. During 2012, our non-GAAP operating income margin did not exceed the threshold, but the Committee nonetheless determined to grant Dr. Brown and Mr. Head a discretionary company performance bonus of $212,500 and $175,000, respectively.

(6)

Amount represents Dr. Brown’s Gross Profits Increase Bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Dr. Brown earned a GPIB of $475,437 during 2012 as the actual annual increase in gross profit percentage on orders was greater than the targeted amount.

(7)

Amount represents Mr. Blough’s North American sales and marketing operating profit bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Blough earned an operating profit bonus based on North American results of $93,653 during 2012 as the actual annual North American non-GAAP operating profit was greater than the targeted amount.

(8)

Amount represents Mr. Blough’s rest of the world sales and marketing operating profit bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Blough earned an operating profit bonus based on results for the rest of the world of $129,111 during 2012 as the actual annual non-GAAP operating profit for the rest of the world was greater than the targeted amount.

(9)

Amount represents Mr. Blough’s rest of the world CaaS order bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Blough earned a CaaS order bonus based on results for the rest of the world of $127,718 during 2012 as the actual annual CaaS orders for the rest of the world were greater than the targeted amount.

(10)

Amount represents Mr. Gildea’s gross profit on orders within the insurance industry bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Gildea earned a bonus based on the gross profit on orders within the insurance industry of $85,514 during 2012 as the actual annual order gross profit within the insurance industry was greater than the targeted amount.

(11)

Amount represents Mr. Gildea’s gross profit on orders from Latitude bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Gildea earned a bonus based on the gross profit on orders from Latitude of $30,409 during 2012 as the actual annual order gross profit from Latitude was less than the targeted amount.

(12)

Amount represents Mr. Gildea’s return on investment from acquisitions bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Gildea earned a bonus based on the return on investment from recent acquisitions of $102,785 during 2012 as the actual annual return on investment from recent acquisitions was greater than the targeted amount.

(13)

Amount represents Mr. Staples’ worldwide sales and marketing operating profit bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Staples earned a worldwide sales and marketing operating profit bonus of $92,496 during 2012 as the actual annual worldwide sales and marketing non-GAAP operating profit was greater than the targeted amount.

(14)

Amount represents Mr. Staples’ North American cloud-based order growth bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Staples earned a North American cloud-based order growth bonus of $57,198 during 2012 as the actual cloud-based order growth was greater than the targeted amount.

(15)

Amount represents Mr. Staples’s rest of the world CaaS order bonus targeted payout amount, although he had the potential to earn more or less than the targeted amount depending on actual performance. Mr. Staples earned a CaaS order bonus based on results for the rest of the world of $44,912 during 2012 as the actual annual CaaS orders for the rest of the world were greater than the targeted amount

Narrative Discussion

Our Stock Option Plans

1999 and 2006 Plans

Our stock option plans, adopted in 1999 and 2006, authorize the Board of Directors or the Compensation Committee, as applicable, to grant incentive and nonqualified stock options, and, in the case of the 2006 Plan, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other stock-based awards. After adoption of the 2006 Plan by our shareholders in May 2006, we may no longer make any grants under previous plans, but any shares subject to awards under the Amended 1999 Stock Option and Incentive Plan, as assigned and assumed (the "1999 Option Plan") and the Directors Plan (collectively, the “1999 Plans”) that are cancelled are added to shares available under the 2006 Plan. A maximum of 7,050,933 shares are available for delivery under the 2006 Plan, which consists of (i) 3,350,000 shares, plus (ii) 320,000 shares available for issuance under the 1999 Plans, but not underlying any outstanding stock options or other awards under the 1999 Plans, plus (iii) up to 3,380,933 shares subject to outstanding stock options or other awards under the 1999 Plans that expire, are forfeited or otherwise terminate unexercised on or after May 18, 2006. The number of shares available under the 2006 Plan is subject to adjustment for certain changes in our capital structure. The exercise price of options granted under the 2006 Plan is equal to the closing price of our common stock, as reported by the NASDAQ Global Select Market, on the business day immediately preceding the date of grant.

Our stock options grants are categorized into three types. The first type of stock options that we grant to employees and newly-elected non-employee directors is non-performance-based stock options that are subject only to time-based vesting. These stock options vest in four equal annual installments beginning one year after the grant date. The fair value of these option grants is determined on the date of grant and the related compensation expense is recognized for the entire award on a straight-line basis over the vesting period.

The second type is performance-based stock options that are subject to cancellation if the specified performance targets are not met. If the applicable performance targets have been achieved, the options will vest in four equal annual installments beginning one year after the performance-related period has ended. The fair value of these stock option grants is determined on the date of grant and the related compensation expense is recognized over the requisite service period, including the initial period for which the specified performance targets must be met.

The third type of stock options we grant is director options granted to non-employee directors annually, which are similar to the non-performance-based options described above except that the director options vest one year after the grant date. The fair value of these option grants is determined on the date of the grant and the related compensation expense is recognized over one year.

For most options granted prior to 2005, the term of each option was ten years from the date of grant. In 2005, we began issuing options with a term of six years from the date of grant.

If an incentive stock option is granted to an employee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the option may not be less than 110% of the market value per share on the date the option is granted and the term of the option shall be not more than five years from the date of grant.

Commencing in January 2011, we began granting equity incentive awards in the form of RSUs to key employees. The fair value of the RSUs is determined on the date of grant and the RSUs vest in four equal annual installments beginning one year after the grant date. We anticipate awarding RSUs to key employees as well as executive officers in lieu of stock options. RSUs are not included in issued and outstanding common stock until the shares are vested and settlement has occurred.

The plans may be terminated by our Board at any time.

Employee Stock Purchase Plan

At our 2000 Annual Meeting of Shareholders, our shareholders approved our Employee Stock Purchase Plan. A total of 500,000 shares of common stock were reserved for issuance under our Employee Stock Purchase Plan. At our 2005 Annual Meeting of Shareholders, our shareholders approved an amendment to our Employee Stock Purchase Plan, which increased the number of shares of our common stock available for issuance and purchase from 500,000 to 750,000. Our Employee Stock Purchase Plan permits eligible employees to acquire shares of our common stock through periodic payroll deductions of up to 20% of their total compensation up to a maximum of $1,000 per pay period. Currently, the price at which our common stock may be issued and purchased is 95% of the fair market value of our common stock on the purchase date of the stock, which is generally the first business day of the next calendar quarter. An eligible participant may set aside no more than $25,000 to purchase shares annually. In addition, participants who are executive officers may not purchase, in the aggregate, more than 50% of our common stock purchased under our Employee Stock Purchase Plan during a calendar year. The initial offering period commenced on April 1, 2000. A total of 25,644 shares were purchased and issued during 2012 under the Employee Stock Purchase Plan at an average price per share of $26.50. As of December 31, 2012, there were 107,730 shares available for purchase and issuance under the Employee Stock Purchase Plan.

Our Employee Stock Purchase Plan was modified as of January 1, 2006 to ensure that it is considered non-compensatory under FASB ASC 718. We have not recognized any stock-based compensation expense related to this plan. The Employee Stock Purchase Plan was assumed by Interactive Intelligence Group, Inc. as of July 1, 2011.

Other

For additional information regarding the cash and equity incentive awards reflected in the Grants of Plan-Based Awards table, see “Compensation Discussion and Analysis—2012 Compensation Decisions—Performance-Based Cash Incentive Compensation” and “—Long-Term Equity Incentive Compensation”.

For additional information regarding our employment agreements and our retention agreements with our named executive officers, see “Employment Agreements and Post-Termination and Change-of-Control Arrangements”.

Outstanding Equity Awards at Fiscal Year-End Table

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards (1)
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable		Option Grant Date	Option Exercise Price ($)	Option Expiration Date
Donald E. Brown, M.D.	15,000	--		--	$5.80	2/11/2014
	100,000	--		--	5.61	2/13/2014
	15,000	--		--	5.72	5/19/2014
	15,000	--		--	3.56	8/18/2014
	15,000	--		--	4.31	12/14/2014
	45,000	--		--	20.50	2/9/2013
	50,000	--		--	17.28	1/1/2014
	37,500	12,500	(2)	1/12/2009	6.66	1/12/2015
	25,000	25,000	(2)	1/22/2010	19.66	1/22/2016
	12,500	37,500	(2)	1/21/2011	32.33	1/21/2017
	--	60,000	(2)	1/9/2012	24.50	1/9/2018

Stephen R. Head	47,500	--		--	3.30	11/3/2013
	2,411	--		--	5.80	2/11/2014
	25,000	--		--	5.61	2/13/2014
	6,250	--		--	5.72	5/19/2014
	5,000	--		--	3.56	8/18/2014
	6,250	--		--	4.61	11/16/2014
	25,000	--		--	20.50	2/9/2013
	25,000	--		--	17.28	1/1/2014
	22,500	7,500	(2)	1/12/2009	6.66	1/12/2015
	15,000	15,000	(2)	1/22/2010	19.66	1/22/2016
	7,500	22,500	(2)	1/21/2011	32.33	1/21/2017
	--	30,000	(2)	1/9/2012	24.50	1/9/2018

Gary R. Blough	5,000	--		--	3.15	4/3/2013
	108,080	--		--	5.84	7/2/2014
	18,000	--		--	17.28	1/1/2014
	26,250	8,750	(2)	1/12/2009	6.66	1/12/2015
	17,500	17,500	(2)	1/22/2010	19.66	1/22/2016
	8,750	26,250	(2)	1/21/2011	32.33	1/21/2017
	--	30,000	(2)	1/9/2012	24.50	1/9/2018

William J. Gildea	6,250	--		--	14.37	3/4/2014
	453	--		--	12.00	4/25/2014
	3,124	--		--	7.14	10/24/2014
	3,750	3,750	(2)	1/12/2009	6.66	1/12/2015
	1,094	1,093	(2)	1/28/2009	6.70	1/28/2015
	5,454	10,000	(2)	1/22/2010	19.66	1/22/2016
	5,000	15,000	(2)	1/21/2011	32.33	1/21/2017
	--	20,000	(2)	1/9/2012	24.50	1/9/2018

Joseph A. Staples	6,250	--		--	17.28	1/1/2014
	6,250	6,250	(2)	1/12/2009	6.66	1/12/2015
	8,250	12,500	(2)	1/22/2010	19.66	1/22/2016
	6,250	18,750	(2)	1/21/2011	32.33	1/21/2017
	--	30,000	(2)	1/9/2012	24.50	1/9/2018

_____________

(1)

Includes stock options to purchase shares of our common stock, granted at the closing price of our common stock, as reported on the NASDAQ Global Select Market, on (a) the date of grant for stock options granted prior to the adoption and approval of our 2006 Plan on May 18, 2006 or (b) the business day immediately preceding the date of grant for stock options granted under our 2006 Plan.

(2)	Options become exercisable in four equal annual installments each year beginning on the first anniversary of the grant date.

Option Exercises Table

The following table sets forth information regarding exercises of stock options to purchase our common stock by each named executive officer during 2012.

Option Exercises
	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)
Donald E. Brown, M.D.	48,000	$954,720
Stephen R. Head	6,250	120,813
Gary R. Blough	61,500	1,048,593
William J. Gildea	-	-
Joseph A. Staples	25,000	130,706

_________________________

(1)

The amounts in this column represent the pre-tax dollar value realized on exercise, calculated on the basis of the difference between the option exercise price and the market price of our common stock at the date and time of exercise, as reported on the NASDAQ Global Select Market, multiplied by the number of shares of our common stock underlying the stock option.

Securities Authorized for Issuance Under Equity Compensation Plans

Securities authorized for issuance under our equity compensation plans as of December 31, 2012 are as follows:

	A		B	C
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders (1)	2,631,198	(2)	$17.21	861,613	(3)

____________________

(1)	Amount includes our 1999 Plans, Employee Stock Purchase Plan and 2006 Plan.
(2)	The weighted average remaining life of these options was 2.96 years.
(3)	Amount consists of 753,883 shares available for issuance under our 2006 Plan and 107,730 shares available for issuance and purchase under our Employee Stock Purchase Plan.

Employment Agreements and Post-Termination and Change-of-Control Arrangements

Employment Agreements

On November 3, 2003, January 3, 2005, May 26, 2006 and March 4, 2008, we entered into Employment Agreements with Messrs. Head, Staples, Blough and Gildea, respectively

Each Employment Agreement contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement and for a defined period after the agreement is terminated. The non-disclosure provisions continue indefinitely after termination of employment. The non-competition and non-solicitation provisions continue for a period of 12 months after termination in the case of Mr. Staples, 18 months in the case of Mr. Head and either 12 or 18 months in the case of Messrs. Blough and Gildea. If any of the aforementioned executives are terminated for cause or in the event they resign, they will receive their respective base salary and any other benefits which have been accrued and to which the executive is entitled, but will not receive any severance compensation. If Messrs. Head or Staples are terminated by us for any reason other than for cause, in addition to receiving all accrued salary and benefits to which such executives are entitled, they will also receive the following severance payments: one month of base salary in the case of Mr. Head and three months of base salary in the case of Mr. Staples. If Messrs. Head and Staples were terminated for any reason other than for cause as of December 31, 2012 (assuming no Change-of-Control under the Retention Agreements as discussed below), they would have been entitled to severance payments as follows: Mr. Head, $22,917 and Mr. Staples, $62,500. Messrs. Blough’s and Gildea’s Employment Agreements do not provide for any severance payments.

Change-of-Control and Retention Agreements

We entered into Change-of-Control and Retention Agreements (each, a “Retention Agreement”) on March 13, 2006 with Messrs. Head and Staples, on May 26, 2006 with Mr. Blough and on January 1, 2010 with Mr. Gildea.  Each of these Retention Agreements was amended, assigned and assumed by Interactive Intelligence Group, Inc. as of July 1, 2011. Under the terms of each Retention Agreement, in the event of a “Change-of-Control” (as defined below), if employment is terminated by us for any reason other than for “Cause” (as defined below) or as a result of the executive officer’s disability or the executive officer resigns for “Good Reason” (as defined below), in each case during the period commencing on the date we publicly announce a definitive agreement that results in a Change-of-Control and ending on the date which is 18 months after the Change-of-Control, each of Messrs. Head, Blough, Gildea and Staples will be entitled (a) to receive a lump sum payment of all salary and accrued vacation earned through the date of termination, (b) to receive a lump sum payment for any cash incentive amounts attributable to any completed period for which a cash incentive was earned but unpaid on the date of termination and attributable to any uncompleted period for which a potential cash incentive award exists and was earned based on the level of performance achieved as of the date of termination, (c) to receive a lump sum cash severance payment equal to the lesser of his annual base salary or the prorated amount of salary he would have received had he remained an employee through the first anniversary date of the Change-of-Control, (d) to have accelerated the vesting of his unvested options to purchase our common stock and any other then unvested or restricted equity grants, in each case that would have become vested based solely on the passage of time (which excludes grants, the vesting of which is contingent upon specified performance criteria having been met) during the two year period following the date of termination of employment, (e) to receive a lump sum cash stipend equal to 12 times the monthly premiums pursuant to the continuation coverage requirements of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) (whether or not he actually elects COBRA continuation coverage), and (f) to receive coverage under our directors’ and officers’ insurance policy for 24 months following the termination of employment. The Retention Agreements also provide that if any amounts payable to Messrs. Head, Blough, Gildea or Staples under the Retention Agreement or otherwise would be subject to the excise tax or denial of deduction imposed by Sections 280G and 4999 of the Code, then the amounts payable will be reduced in order to avoid any such excess parachute payment. The Retention Agreement provides that in the event the executive receives payments thereunder, he shall not be entitled to any other severance, benefits or other payments from us, including under his Employment Agreement or under our stock option plans.

The Retention Agreements provide for a 12-month non-solicitation period following the executive's termination upon a Change-of-Control. In addition, in order to receive the severance benefits provided for by the Retention Agreements, the executive must provide us with a general release of any claims he may have against us, except with respect to any claims the executive may have to be indemnified by us.

“Change-of-Control” is generally defined in the Retention Agreements as follows: (a) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of the “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of our securities representing fifty (50%) percent or more of (i) the then outstanding shares of our common stock, or (ii) the combined voting power of our then outstanding voting securities; provided, however, that acquisitions from or by us or one of our employee benefit plans, and acquisitions by Dr. Brown or a person controlled by him or upon his death, shall not constitute a Change-of-Control; (b) we are a party to a merger or consolidation which results in our voting securities outstanding immediately prior thereto failing to continue to represent at least fifty (50%) percent of the combined voting power of our voting securities or the surviving entity outstanding immediately after such merger or consolidation; (c) the sale or disposition of all or substantially all of our assets; (d) a change in the composition of our Board within any consecutive two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors (meaning directors who either (i) were our directors as of the effective date of the Retention Agreement, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with an actual or threatened proxy contest related to the election of our directors); or (e) our dissolution or liquidation.

“Cause” means a good faith determination, on a reasonable basis, by not less than two thirds of the members of the Board that the executive:

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willfully failed to follow the lawful written directions of the Board provided to the executive prior to such failure; provided that no termination for such Cause shall occur unless the executive: (i) has been provided with notice, specifying such willful failure in reasonable detail, of our intention to terminate the executive for Cause; and (ii) has failed to cure or correct such willful failure within thirty (30) days of receiving such notice;

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engaged in gross misconduct which is materially detrimental to us; provided that no termination for such Cause shall occur unless the executive: (i) has been provided with notice, specifying such gross misconduct in reasonable detail, of our intention to terminate the executive for Cause; and (ii) has failed to cure or correct such gross misconduct within thirty (30) days of receiving such notice;

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willfully failed to comply in any material respect with our Confidentiality and/or Proprietary Rights Agreement, insider trading policy, or any of our other reasonable policies, in each case provided, or reasonably made available, to the executive prior to such failure, where non-compliance would be materially detrimental to us; provided that no termination for such Cause shall occur unless the executive: (i) has been provided with notice, specifying such willful failure in reasonable detail, of our intention to terminate the executive for such Cause; and (ii) has failed to cure or correct such willful failure within thirty (30) days of receiving such notice; or

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has been convicted of a felony (other than a felony arising from a violation of a motor vehicle law) or a crime involving moral turpitude, or it has been determined by a court that he committed a fraud, against us or a fraud against any other person or entity that is materially detrimental to us.

“Good Reason” generally means the occurrence of any of the following conditions, without the executive officer’s written consent:

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assignment to the executive officer of a title, position, responsibilities or duties that is not a substantive functional equivalent to the title, position, responsibilities or duties which the executive officer had immediately prior to the Change-of-Control;

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a reduction in the executive officer’s base salary or target cash incentive opportunity in effect immediately prior to the Change-of-Control (subject to applicable performance requirements with respect to the actual amount of cash incentive compensation earned that are similar to the applicable performance requirements in effect immediately prior to the Change-of-Control);

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our failure (i) to continue to provide the executive officer an opportunity to participate in any benefit or compensation plans provided to employees who held positions with us or our successor comparable to the executive officer’s position immediately prior to the Change-of-Control, or (ii) to provide the executive officer all other fringe benefits (or the equivalent) in effect for the benefit of any employee group which includes any employee who held a position with us or our successor comparable to the executive officer’s position immediately prior to the Change-of-Control;

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requirements by us of the executive officer to (i) relocate to any office or location more than 50 miles (one-way) from our office where the executive officer was based immediately prior to the Change-of-Control, or (ii) to engage in travel in the performance of services on our behalf at a frequency or for a duration substantially in excess of such travel required by us prior to the Change-of-Control;

•	a material breach of the Retention Agreement by us, including our failure to obtain the agreement of a successor to perform all of our obligations under the Retention Agreement; or
•	any act, set of facts or omissions with respect to the executive officer that would, under applicable law, constitute a constructive termination of the executive officer.

Notwithstanding the foregoing, nothing described in any of previous items shall constitute Good Reason unless the executive officer provides us written notice, in reasonable detail, of his belief that an action or inaction constituting such Good Reason has occurred and we fail to cure or correct such action or inaction, within thirty (30) days of our receipt of such written notice, such that the asserted Good Reason no longer exists.

Should Messrs. Head, Blough, Gildea and Staples have been terminated upon a Change-of-Control under the Retention Agreement as of December 31, 2012, in addition to accrued vacation, each would be entitled to severance payments indicated in the following table:

TERMINATION UPON CHANGE-OF-CONTROL UNDER THE RETENTION AGREEMENT
Name	Salary	Non-Equity Incentive Plan Compensation (1)	Health Benefits Coverage (COBRA)	Value Realized on Stock Options (2)	Total Severance Upon Change-of-Control
Stephen R. Head	$275,000	$-	$17,365	$563,550	$855,915
Gary R. Blough	230,000	221,530	7,167	634,875	1,093,572
William J. Gildea	205,000	130,957	18,475	371,436	725,868
Joseph A. Staples	250,000	104,606	20,278	492,225	867,109

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(1)	Represents the aggregate dollar value of performance-based cash bonuses that were earned but unpaid through December 31, 2012.
(2)

Represents the intrinsic value as of December 31, 2012 of the executive’s “in-the-money” unvested stock options that would vest during the two years after December 31, 2012, the vesting of which would accelerate as a result of the executive’s termination of employment on December 31, 2012 due to a Change-of-Control (as defined in the Retention Agreement). The value is calculated on the basis of the difference between the exercise price and $33.54, the closing price of our common stock as reported on the NASDAQ Global Select Market on December 31, 2012, multiplied by the number of shares of common stock underlying such options. As of December 31, 2012, all outstanding options under the 1999 Option Plan were fully vested.

Stock Option Plans

Unless otherwise specifically provided by our Compensation Committee, the 1999 Option Plan and the 2006 Plan provide for the following treatment of outstanding options in the event of a termination of employment:

1999 Option Plan

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Termination for Cause.  Upon the executive’s termination of employment or service for cause (as defined in the plan), all rights under any options granted to the executive will terminate immediately, and the executive will, if the Compensation Committee, in its sole discretion determines, be obligated to repay to the company within ten (10) days of the Compensation Committee’s demand the amount of any gain realized by the executive upon any exercise within the 90-day period prior to the termination of employment of any options granted to such executive under the plan.

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Termination Due to Retirement or Without Cause or Voluntary Termination. If the executive is terminated by reason of retirement, terminated by the company without cause, or by voluntary termination, the executive may exercise outstanding options, under the plan, to the extent that the executive was entitled to exercise the options at the date of termination, but only within the period of one (1) month immediately succeeding the executive’s termination, and in no event after the applicable expiration dates of the options. Any option that is not exercisable on the date of termination shall terminate and be forfeited effective on such date.

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Termination Due to Death or Disability. In the event of the executive’s death or disability, the executive or the executive’s beneficiary, as the case may be, may exercise outstanding options to the extent that the executive was entitled to exercise the options at the date of termination, but only within the one (1)-year period immediately succeeding the executive’s termination of continuous service in the case of disability, and in no event after the applicable expiration date of the options. Any option that is not exercisable on the date of termination shall terminate and be forfeited effective on such date.

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Termination upon Change-of-Control. Upon a change-of-control (defined in the plan as (i) any third person becoming the beneficial owner of shares of our common stock with respect to which 25% or more of the total number of votes for the election of our Board may be cast; (ii) the persons who were our directors ceasing to constitute a majority of our Board as a result of any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing; or (iii) our shareholders approving an agreement providing for a transaction in which we will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all of our assets), unless the Compensation Committee shall have otherwise provided in the option agreement, all outstanding options not fully exercisable shall become exercisable in full and shall remain so exercisable in accordance with their terms; provided, however, that no option which has previously been exercised or otherwise terminated shall become exercisable.

2006 Plan

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Termination for Cause. Upon the executive’s termination of employment or service for cause (as defined in the plan), all rights under any options granted to the executive will terminate immediately, and the executive will, if the Compensation Committee, in its sole discretion determines, be obligated to repay to the company within ten (10) days of the Compensation Committee’s demand the amount of any gain realized by the executive upon any exercise within the 90-day period prior to the termination of employment of any options granted to such executive under the plan.

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Termination Due to Retirement or Without Cause or Voluntary Termination. If the executive is terminated by reason of retirement, terminated by the company without cause, or by voluntary termination, the executive may exercise outstanding options, under the plan, to the extent that the executive was entitled to exercise the options at the date of termination, but only within the period of one (1) month immediately succeeding the executive’s termination, and in no event after the applicable expiration dates of the options.

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Termination Due to Death or Disability. In the event of the executive’s death or disability, the executive or the executive’s beneficiary, as the case may be, may exercise outstanding options to the extent that the executive was entitled to exercise the options at the date of termination, but only within the one (1)-year period immediately succeeding the executive’s death or disability, and in no event after the applicable expiration date of the options.

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Termination Upon Change-of-Control. Except as otherwise provided in an executive’s award agreement, if an executive’s employment or service is involuntarily terminated, for any reason, at any time within 12 months after a change-of-control (which is defined substantially similar to the definition of Change-of-Control under the Retention Agreements but does not include a carve out for acquisitions by Dr. Brown, a person under his control or upon his death), unless otherwise specifically prohibited by law:

•	any and all outstanding options with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed; and
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any and all outstanding options with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested award may be computed under the following formula: total award number of shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination.

As stated above, there may be circumstances that constitute a “change-of-control” under the 1999 Option Plan and the 2006 Plan, but not under the Retention Agreements. As of December 31, 2012, all outstanding options under the 1999 Option Plan were fully vested. If any of our named executive officers had been terminated upon a change-of-control that does not constitute a Change-of-Control under the Retention Agreements on December 31, 2012, the value realized with respect to the options granted under the 2006 Plan would be as follows:

TERMINATION UPON CHANGE-OF-CONTROL
Name	Value Realized on Options Under the 2006 Plan (1)
Donald E. Brown, M.D.	$906,475
Stephen R. Head	515,635
Gary R. Blough	578,033
William J. Gildea	339,459
Joseph A. Staples	453,237

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(1)

Amounts represent the intrinsic value as of December 31, 2012 of the executive’s “in the money” unvested stock options, the vesting of which would accelerate as a result of the executive’s termination of employment on December 31, 2012 due to a change-of-control (as defined in the 2006 Plan). The value is calculated on the basis of the difference between the exercise price and $33.54, the closing price of our common stock as reported on the NASDAQ Global Select Market on December 31, 2012, multiplied by the number of shares of common stock underlying such options.

APPROVAL OF THE AMENDMENT TO THE

INTERACTIVE INTELLIGENCE GROUP, INC. 2006 EQUITY INCENTIVE PLAN

(ITEM 3 ON PROXY CARD)

On April 7, 2006, the Board of Directors adopted, and on May 18, 2006 our shareholders approved, the Interactive Intelligence, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). On February 22, 2008 and March 4, 2008, the Board of Directors adopted, and on May 30, 2008 our shareholders approved, amendments to the 2006 Plan to increase the total number of shares of our common stock available for issuance under the 2006 Plan from 1,250,000 to 2,150,000 shares. The amendments also revised certain definitions and payment provisions to comply with the final IRS regulations under Section 409A of the Code. On February 12, 2010, the Board of Directors adopted, and on May 20, 2010 our shareholders approved, an amendment to the 2006 Plan to increase the total number of shares of our common stock available for issuance under the 2006 Plan from 2,150,000 to 3,350,000. On July 1, 2011, the 2006 Plan was assigned to, and assumed by, Interactive Intelligence. On February 13, 2013, based on the recommendation of our Compensation Committee, the Board of Directors adopted an amendment (the “Amendment”) to the 2006 Plan and directed that the Amendment be submitted to our shareholders for consideration at the annual meeting.  The Amendment would increase from 3,350,000 to 5,350,000 the total number of shares of our common stock available for issuance under the 2006 Plan. In addition, by approving the Amendment, shareholders will re-approve the material terms of the 2006 Plan, which are summarized below, for purposes of the approval requirements of Section 162(m) of the Code.

The following is a summary of the principal features of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan, as proposed to be amended, as set forth as Appendix A to this proxy statement. Shareholders are urged to read the actual text of the 2006 Plan, as proposed to be amended, as set forth in Appendix A. Capitalized terms used but not defined herein have the meanings assigned to them in the 2006 Plan.

Objectives and Available Shares Analysis

The objectives of the 2006 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to participants, and to optimize our profitability and growth through incentives that are consistent with our goals and that link the participants' personal interests to those of our shareholders.

As discussed above under “Executive Compensation and Related Information–Compensation Discussion and Analysis,” the Compensation Committee believes that equity-based compensation should be a major component of the total compensation for our executives and that the use of our common stock in the payment of compensation enhances our executives' commitment to our company over the long-term, because the value of equity-based compensation awards helps align the executives' interests with those of our shareholders.

At its meeting in February 2013, the Compensation Committee reviewed the fact that the number of shares remaining available for future grants under the 2006 Plan, which was approximately 754,000 shares as of December 31, 2012 and approximately 330,000 as of March 28, 2013, would likely be insufficient to make awards of equity-based compensation through the date of the 2014 Annual Meeting of Shareholders having the same value that typically have been awarded as part of annual grants to our executives and other employees during prior years. Equity grants to executives and other employees are made on an annual basis at the beginning of the calendar year with minimal additional grants made for certain new hires or in connection with an acquisition. Over the past three years, we have granted equity awards representing a total of:

•	approximately 436,000 shares in 2013 to date;
•	approximately 554,000 shares in 2012;
•	approximately 467,000 shares in 2011; and
•	approximately 616,000 shares in 2010.

In setting the number of additional shares to be available for issuance under the amended 2006 Plan, subject to shareholder approval, the Board considered the percentage of our options outstanding compared to certain other technology companies, the percentage of awards granted and the resulting net dilution, and the proceeds that would be received by us upon the exercise of options granted under the 2006 Plan.

Based on these considerations, the Compensation Committee and the Board concluded that increasing the number of shares available for issuance under the 2006 Plan by 2,000,000 shares is appropriate.

Considering that awards under the 2006 Plan will be subject to the discretion of the Compensation Committee, we cannot calculate the amount and timing of subsequent dilution that may ultimately result from such awards. It also is not possible to predict with complete accuracy the number of years over which the shares available for future grants, including the additional shares to be made available pursuant to the Amendment, will be utilized. If approximately the same number of shares granted in 2012 is awarded in 2013 and future years, we believe that the number of shares available under the 2006 Plan, following the Amendment, would be sufficient for grants through 2016. This could change based on actual award activity, which is at the discretion of the Compensation Committee.

As discussed above and in “Executive Compensation and Related Information–Compensation Discussion and Analysis,” the Compensation Committee believes that the ability to provide equity-based compensation to our executives and other employees has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. Further, equity-based compensation awards help align our employees’ interests with those of our shareholders.

Eligibility to Receive Awards and Plan Benefits

The 2006 Plan provides that awards may be granted to our employees and directors and those of our subsidiaries, as well as our consultants and other individuals as determined by the Committee (as defined below). The approximate number of persons currently eligible to participate in the 2006 Plan is 1,479, including all of our directors and executive officers. The following table sets forth the awards received by or allocated to the groups listed under the 2006 Plan in 2012:

	Plan Benefits
Name and Principal Position	Number of Securities Underlying Stock Options Grants	Weighted Average Exercise Price of Option Awards	Number of RSU's Granted	Weighted Average Grant Date Price of RSUs Granted
Executive officers	200,000	$24.50	-	$-
Non-employee directors	40,000	25.00	-	-
Employees (not including executive officers)	161,000	25.30	152,800	28.34

For information regarding the awards granted to each of our named executive officers under the 2006 Plan in 2012, see “Executive Compensation and Related Information – Executive Compensation Tables and Narratives - Grants of Plan-Based Awards Table.”

Types of Awards

The 2006 Plan permits the grant of the following types of awards:

•	stock options (incentive and nonqualified);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units (“RSUs”);
•	performance shares;
•	performance units; and
•	other stock-based awards.

Duration of the Plan

No award may be granted under the 2006 Plan after May 17, 2016.

Administration

The 2006 Plan is administered by a committee consisting of two or more members of our Board of Directors (the “Committee”). Each member of the Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NASDAQ listing standards. Our Compensation Committee acts as the Committee for the 2006 Plan; however, our entire Board of Directors has the authority to make awards to non-employee directors. Subject to applicable law, the Committee may delegate its authority under the 2006 Plan.

Subject to the provisions of the 2006 Plan, the Committee has the authority to:

•	select the individuals to whom awards are to be granted;
•	determine whether and to what extent awards are to be granted;
•	determine the size, type, terms and conditions of awards;
•	approve the form of award agreements for use under the 2006 Plan;
•	establish performance measures for any performance period and determine whether such goals were satisfied;
•	amend any outstanding award in the event of termination of employment or service or a change in control, subject to certain limitations;
•	construe and interpret the 2006 Plan and any award agreement and apply their provisions; and
•	take any other action consistent with the terms of the 2006 Plan that the Committee deems appropriate.

All decisions, determinations and interpretations of the Committee will be final, binding and conclusive on all persons, including us and the participants.

Shares Subject to the 2006 Plan

The shares of our common stock presently subject to the 2006 Plan consist of (i) 3,350,000 shares, plus (ii) up to 320,000 shares that were available for issuance under the 1999 Plans, but that were not underlying any outstanding stock options or other awards under the 1999 Plans as of the effective date of the 2006 Plan, plus (iii) any shares allocable to outstanding stock options or other awards under the 1999 Plans as of the effective date of the 2006 Plan to the extent that on or after the effective date such stock options or other awards expired, were forfeited or otherwise terminated unexercised. Approximately 330,000 shares remained available for issuance as of March 28, 2013. The Amendment would increase from 3,350,000 to 5,350,000 the total number of shares of our common stock available for issuance under the 2006 Plan, subject to adjustments as provided in the 2006 Plan. If our shareholders do not approve the Amendment, the Committee would be able to grant awards under the 2006 Plan for the number of shares of our common stock currently available for issuance under the 2006 Plan.

The source of shares for issuance under the 2006 Plan may be authorized and unissued shares. No additional awards may be made under the 1999 Plans.

If an award under the 2006 Plan is forfeited or terminated for any reason before being exercised, fully vested or settled, as the case may be, then the shares underlying that award will be added back to the remaining shares and will be available for further awards under the 2006 Plan. The number of shares available for future grants under the 2006 Plan, however, will be reduced by: (a) any shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant's tax withholding obligations or to pay the exercise price of the award; and (b) shares subject to an award that is settled in cash in lieu of shares.

Pursuant to the 2006 Plan, subject to antidilution adjustments:

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the maximum aggregate number of shares that may be delivered in connection with stock options intended to be incentive stock options under Section 422 of the Code (“incentive stock options”) may not exceed 1,500,000 shares;

•	the maximum aggregate number of shares that may be granted to an individual participant during any calendar year:
•	pursuant to all forms of awards is 100,000 shares;
•	pursuant to incentive stock options is 100,000 shares;
•	pursuant to restricted stock and RSU awards is 50,000 shares; and
•	pursuant to performance share awards is 50,000 shares; and

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the maximum aggregate compensation that may be paid pursuant to performance units awarded in any one calendar year to an individual participant is $250,000, or a number of shares having an aggregate fair market value not in excess of that amount.

Further, no incentive stock option will be granted to a participant if as a result of such grant the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time in any calendar year would exceed $100,000.

The closing sale price of our common stock on March 28, 2013, as quoted on the NASDAQ Global Select Market was $44.35 per share.

Adjustments Upon Changes in Capitalization

In the event of any change in our capitalization or other corporate event that has a material effect on the fair market value of our common stock, the Committee will adjust, as it determines to be appropriate and equitable to prevent dilution or enlargement of rights:

•	the number and kind of shares that may be delivered under the 2006 Plan;
•	the individual limits set forth in the 2006 Plan;
•	the number and kind of shares subject to outstanding awards;
•	the exercise price, grant price or other price of shares subject to outstanding awards;
•	any performance conditions relating to outstanding awards;
•	the market price of shares, or per-share results; and
•	other terms and conditions of outstanding awards.

Corporate events that may give rise to adjustments in awards include, but are not limited to, mergers, reorganizations, consolidations, recapitalizations, liquidations, stock dividends, split-ups, spin-offs, stock splits, reverse stock splits, share combinations, share exchanges, any change in the corporate structure that affects our common stock, and the payment of a dividend or distribution to our shareholders in a form other than our common stock (except for normal cash dividends).

No Repricing Without Shareholder Approval

The 2006 Plan prohibits us from reducing the exercise price or grant price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR that has an exercise price or grant price above the value of our common stock with a new option or SAR that has a lower exercise price or grant price, or with any other type of new award other than as described under “Adjustments Upon Changes in Capitalization” above, without first obtaining shareholder approval.

Stock Options

Stock options granted under the 2006 Plan may be either nonqualified or incentive stock options. Each option grant will be evidenced by an award agreement between the participant and us setting forth the terms and conditions of the option. The Committee will set the exercise price of each option, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date the option is granted. In addition, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the incentive stock option will not be less than 110% of the fair market value of our common stock on the date the option is granted.

The Committee will determine the term of each stock option that it grants under the 2006 Plan; however, the term may not exceed 10 years from the date of grant. Moreover, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the term of the option may not exceed five years from the date of grant.

Each award agreement will specify the date(s) on which a stock option granted under the 2006 Plan is to become exercisable (based on the passage of time or the achievement of performance goals).

If a participant's employment or service terminates due to death or disability, the participant may exercise any options that were exercisable on the date of termination, but only within the one year period following termination, and in no event after the date the options expire in accordance with their terms. Upon termination by us of a participant's employment or service without cause, or upon termination of employment or service by the participant for a reason other than death or disability, or upon a participant's retirement, a participant may exercise any options that were exercisable on the date of termination, but only within the one month following termination, and in no event after the date the options expire in accordance with their terms. Upon termination of employment or service for cause, a participant will immediately forfeit all of his outstanding options and will, if the Committee in its sole discretion so determines, repay to us the amount of any gain that the participant had realized upon any exercise within the 90-day period prior to the termination.

The Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment or service, to the extent permitted by applicable law.

Stock Appreciation Rights

SAR grants may be either freestanding grants or grants in tandem with option grants. Each SAR grant will be evidenced by an agreement that will specify the number of shares to which the SAR pertains, the grant price, the term of the SAR and such other provisions as the Committee shall determine.

Upon exercise of a SAR, the holder will receive payment from us in an amount equal to the product of (i) the difference between the fair market value of our common stock on the date of exercise over the grant price and (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof.

The grant price of a freestanding SAR will not be less than 100% of the fair market value of our common stock on the grant date, and the grant price of a tandem SAR will equal the exercise price of the related option. The Committee will determine the term of each SAR that it grants under the 2006 Plan; however, the term may not exceed 10 years from the date of grant.

A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. The exercise of all or part of a tandem SAR will result in the forfeiture of the right to purchase a number of shares under the related option equal to the number of shares with respect to which the SAR is exercised. The 2006 Plan also contains specified additional conditions on the exercise of a tandem SAR granted  in connection with an incentive stock option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes upon them; however, except as otherwise provided upon a termination of employment or service or in the event of a change in control or subsidiary disposition, no freestanding SARs may be exercisable prior to one year from the date of grant.

If the employment or service of a holder of a SAR is terminated, the SAR will be treated in the same manner as options are treated, as described above under “– Stock Options.”

Restricted Stock and Restricted Stock Units

Each restricted stock or RSU grant will be evidenced by an agreement that specifies the applicable period of restriction, the number of restricted shares or RSUs granted, the vesting or settlement date, and such other provisions as the Committee determines.

The period of restriction applicable to an award of restricted stock or RSUs will be at least one year, except as provided upon a termination of employment or service or upon a change in control or a subsidiary disposition.

Participants holding restricted stock may exercise full voting rights and will receive all regular cash dividends paid with respect to those shares. Except as otherwise determined by the Committee, all other distributions paid with respect to the restricted stock will be credited to the participant subject to the same restrictions on transferability and forfeitability as the underlying restricted stock. A holder of RSUs will not have voting rights or other rights as a shareholder with respect to such RSUs.

When the applicable period of restriction on the restricted stock ends, the stock will become freely transferable, and the participant will be entitled to receive a certificate evidencing those shares. When the applicable period of restriction ends, RSUs will be settled and paid. The Committee shall determine whether the RSUs will be settled by delivery of shares or payment in cash of an amount equal to the fair market value of the shares on the settlement date, or a combination thereof.

Except as otherwise determined by the Committee, upon a participant's death or disability:

•

with respect to restricted stock or RSUs with a time-based period of restriction, the restrictions on the “Ratable Portion” of the award will lapse on the date of the participant's death or disability (where “Ratable Portion” means (i) the number of shares of restricted stock or the number of RSUs awarded to the participant multiplied by the portion (expressed as a percentage) of the restricted period that expired on the date of the participant's death or disability, reduced by (ii) the number of restricted shares or RSUs with respect to which the restrictions had lapsed as of such date); and

•

with respect to restricted stock or RSUs with a performance-based period of restriction, the unvested portion of the award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the termination, if determinable, or (b) at the target level, if not determinable.

Upon a participant's termination of employment or service for a reason other than death or disability, except upon a change in control or subsidiary disposition or as the Committee may otherwise determine, the participant will forfeit all unvested restricted stock or RSUs immediately after the termination of employment or service.

Performance Shares and Performance Units

Each grant of performance shares and performance units will be evidenced by an agreement that specifies the number granted, the applicable performance goals and performance periods, and such other provisions as the Committee determines. Except as otherwise provided in the applicable award agreement, upon termination of employment or service or upon a change in control or subsidiary disposition, the performance period for performance shares and performance units must be at least one year.

A participant will not have voting rights or other rights as a shareholder with respect to the shares subject to an award of performance shares or performance units until the time, if at all, when shares are issued to the participant pursuant to the terms of the applicable award agreement.

As soon as practicable following the completion of the performance period applicable to outstanding performance shares or performance units, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement. The Committee, in its sole discretion as specified in the award agreement, may pay earned performance shares or performance units by delivery of shares or by payment in cash or a combination thereof.

Except as otherwise determined by the Committee, if a participant terminates employment or service due to death or disability, the performance shares or performance units will be paid based on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the termination, if determinable, or (b) at the target level, if not determinable. If a participant terminates employment or service for any reason other than death or disability, the participant will forfeit any and all right to payment under the performance shares or performance units, except as otherwise determined by the Committee.

Other Stock-Based Awards

The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares based on attainment of performance goals, payment of shares as a bonus or in lieu of cash based on attainment of performance goals, and the payment of shares in lieu of cash under other of our incentive programs.

Except as otherwise provided in the applicable award agreement, upon a termination of employment or service or upon a change in control or subsidiary disposition, other stock-based awards will have a minimum period of restriction of one year, which period may, in the Committee's discretion, lapse on a pro-rated, graded, or cliff (i.e., all at once) basis. However, in the Committee's discretion, up to 5% of the shares available for issuance under the 2006 Plan may have a shorter period of restriction. Moreover, an award of payment in shares in lieu of cash under other of our incentive programs will not be subject to the minimum period of restriction limitation described above and will not be applied against or included when calculating the 5% limitation.

Performance-Based Awards

The Committee may grant awards that are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the Code. For any such award, the Committee will establish the goals to be used (which must be one or more of the “performance measures” specified in the 2006 Plan) within 90 days after the commencement of the performance period, or, if less, the number of days equal to 25% of the performance period applicable to such award. Pursuant to the 2006 Plan, “performance measures” means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return; stock price; net customer sales; volume; gross profit; gross margin; operating profit; operating margin; earnings from continuing operations before income taxes; earnings from continuing operations; earnings per share from continuing operations; net operating profit after tax; net earnings; net earnings per share; return on assets; return on investment; return on equity; return on invested capital; cost of capital; average capital employed; cash flow; cash flow from operations; working capital; working capital as a percentage of net customer sales; asset growth; asset turnover; market share; orders received; days sales outstanding; and operating unit results.

The Committee may establish performance measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade levels, or positions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In addition, unless otherwise determined by the Committee, measurement of performance measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management's discussion and analysis, or other filings with the SEC.

Non-Transferability of Awards

Awards granted under the 2006 Plan will not be assignable or transferable by the participant, except by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant or the participant's guardian or legal representative.

Tax Withholding Obligations

The 2006 Plan authorizes us to deduct or withhold, or to require the participant to remit to us, an amount sufficient to satisfy all applicable tax withholding requirements prior to the delivery of any shares or cash pursuant to an award.

Change in Control, Cash-Out and Subsidiary Disposition

Except as otherwise provided in the applicable award agreement, if a participant's employment or service with us is involuntarily terminated, for whatever reason, at any time within 12 months after a change in control (as defined in the 2006 Plan) of us:

•	any and all outstanding awards granted under the 2006 Plan with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed; and
•

any and all outstanding awards granted under the 2006 Plan with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the termination, if determinable, or (b) at the target level, if not determinable.

In addition, the Committee may, in its sole discretion, determine that: (a) all outstanding stock options and SARs will be terminated upon the occurrence of a change in control and that each participant will receive, with respect to each share subject to the options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option's exercise price or the SAR's grant price; and (b) options and SARs outstanding as of the date of the change in control may be cancelled and terminated without payment, if the consideration payable with respect to one share in connection with the change in control is less than the option's exercise price or the SAR's grant price. Further, the Committee has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the 2006 Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the awards in connection with a disposition of one of our subsidiaries, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.

Amendment, Suspension and Termination of the 2006 Plan

The Board of Directors may amend, suspend or terminate the 2006 Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with the applicable rules of any national securities exchange or other market system or applicable laws. In addition, no termination, amendment or modification may adversely impact an award previously granted in any material way without the consent of the participant to whom such award was granted unless required by applicable law.

U.S. Federal Income Tax Treatment

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the 2006 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant's death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options.  Except as described below, an incentive stock option results in no taxable income to the optionee and no deduction to us at the time it is granted or exercised. The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), however, then the optionee will recognize ordinary income in the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as ordinary income. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his income as a result of a disqualifying disposition.

Nonqualified Stock Options.  A nonqualified stock option results in no taxable income to the optionee and no deduction to us at the time it is granted. An optionee exercising such an option will, at that time, recognize ordinary income, which is treated as compensation subject to all applicable employment taxes, in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified stock option is exercised by tendering previously owned shares of our common stock in payment of the option price, then, instead of the treatment described immediately above, the following generally will apply:

•	the optionee will be considered to have received, in a tax-free exchange, a number of new shares equal to the number of previously owned shares tendered by the optionee in payment of the option price;
•	the optionee's basis and holding period for those new shares will be equal to the basis and holding period of the previously owned shares;
•

the optionee will have compensation income, which is subject to all applicable employment taxes, equal to the fair market value on the date of exercise of the excess shares (that is, the number of new shares received in total upon the exercise of the nonqualified option, less the number of previously owned shares that were tendered);

•	the optionee's basis in those excess shares will be equal to the amount of that compensation income;
•	subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to that compensation income; and
•	the holding period of those excess shares will begin on the date of exercise.

Any gain (or loss) upon subsequent disposition of the new shares or the excess shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Stock Appreciation Rights.  Generally, the recipient of a freestanding SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SARs in cash, the participant will recognize ordinary income, which is treated as compensation, at the time it is received on the vesting date minus any amount paid by the recipient for the stock. If a participant receives the appreciation inherent in the SARs in stock, he will recognize ordinary income, which is treated as compensation, in an amount equal to the market value of the stock at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. Upon the settlement of a SAR, however, we will be entitled to a deduction equal to the amount of income the recipient is required to recognize as a result of the settlement.

Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units.  A participant generally will not have taxable income upon the grant of restricted stock, RSUs, performance shares, or performance units. Instead, the participant will recognize ordinary income, which is treated as compensation, at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid by the participant for the restricted stock, RSUs, performance shares or performance units. For restricted stock only, a participant instead may elect to be taxed at the time of grant, in which event the participant will recognize ordinary income which is taxed as compensation but will not be subject to tax when the shares vest. In each of these cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes income. If a participant elects to be taxed on the value of the restricted stock when received and the restricted stock is subsequently forfeited, the participant will be entitled to deduct only the amount, if any, that he paid for the forfeited stock, less the amount, if any, received in connection with such forfeiture. A participant’s basis in restricted stock will be equal to the price paid plus the amount of income recognized by the participant at the time the shares vested or, in the event the participant makes an election to be taxed as of the grant date, the amount of income recognized by the participant when the shares were granted.

Other Stock-Based Awards.  A participant generally will recognize ordinary income upon receipt of the shares subject to the award (or, if later, at the time of vesting of such shares), and we will generally be entitled to a corresponding federal income tax deduction at the same time.

Section 409A.  Section 409A of the Code provides certain requirements for deferred compensation arrangements. If the requirements of Section 409A are not complied with, the recipient of an award could be subject to tax on the award, and an additional 20% tax, at the time the award is granted or vested plus interest at the underpayment rate plus one percentage point on any underpayment of that tax. The 2006 Plan has been designed so that certain types of awards (such as options, SARs and restricted stock) will generally not be “deferred compensation” for Section 409A purposes and will thereby be exempt from Section 409A’s requirements. Certain other types of awards, however, may be deferred compensation under Section 409A, and in those cases, the 2006 Plan is intended to comply with the requirements of Section 409A.

Section 162(m).  Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our next three most highly compensated executive officers (other than our chief financial officer). Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The 2006 Plan is intended to permit the Committee to grant stock options that may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000. Other awards granted under the 2006 Plan, however, will be subject to the Section 162(m) deduction limitation to the extent that the vesting of these awards is based on the passage of time or is otherwise not performance-based for purposes of Section 162(m) of the Code.

The Board of Directors recommends a vote “FOR” the approval of the Amendment to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.

CONSENT TO THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4 ON PROXY CARD)

KPMG LLP ("KPMG") has served as our independent registered public accounting firm since 2003. KPMG has issued an unqualified opinion for each of the years that it has been engaged to audit our consolidated financial statements, including 2012, and there were no disagreements on any matters regarding accounting principles or practices applied by management, financial statement disclosure or auditing scope or procedures. Representatives from KPMG will be present at our annual meeting, and will have the opportunity to make any statements they desire and are expected to be available to respond to appropriate questions. At this meeting, we are asking our shareholders to consent to the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for 2013. In the event this proposal is not approved, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm. Notwithstanding consent by the shareholders, the Audit Committee reserves the right to appoint a different independent registered public accounting firm for 2013.

The Board recommends a vote “FOR” the consent by our shareholders to the appointment of KPMG LLP as our independent registered public accounting firm for 2013.

AUDIT COMMITTEE MATTERS

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services of KPMG

The Sarbanes-Oxley Act of 2002 and the independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from the issuers’ respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management are required to periodically report to our Audit Committee regarding the extent of services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

Each year, our Audit Committee discusses and approves the hiring of the independent registered public accounting firm. Once a resolution is approved, our Audit Committee Chairman executes an engagement letter for the annual audit and quarterly reviews. Our Chief Financial Officer may execute an engagement letter for additional services, such as tax consulting, with the approval of our Audit Committee. Additionally, from time to time, we may desire additional permitted professional services. Pre-approval for these services is obtained from the Audit Committee Chairman prior to such services commencing.

Fees Paid to KPMG

The following table presents fees for professional audit services rendered by KPMG for the audits of our consolidated financial statements for the years ended December 31, 2012 and 2011, and fees for other services rendered by KPMG during those periods. All of the services described in the following fee table were approved in conformity with our Audit Committee’s pre-approval process (in thousands):

	Years Ended December 31,
	2012	2011
Audit Fees	$503	$459

Audit Fees

Audit fees consisted of the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for each of our last two years, as well as for the review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during each year. In addition, audit fees included professional services rendered in connection with KPMG’s separate audit of our internal control over financial reporting as of December 31, 2012 and 2011.

Pursuant to Section 404 of the Sarbanes-Oxley Act and due to our public float exceeding $75 million as of June 30, 2012, we continued to be classified by the SEC as an accelerated filer as of December 31, 2012. As a result, we were required to remain in compliance with the provisions of Section 404 of the Sarbanes-Oxley Act that required: (i) management to assess the effectiveness of our internal control over financial reporting and (ii) the independent registered public accounting firm to perform its own separate audit of our internal control over financial reporting. See “Audit Committee Report” below for further details.

AUDIT COMMITTEE REPORT

We, the Audit Committee, oversee Interactive Intelligence’s financial reporting process on behalf of the Board of Directors. Interactive Intelligence’s management is responsible for the preparation and integrity of the consolidated financial statements and notes thereto and the financial reporting process, including a system of internal control over financial reporting, and has represented to us that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of Interactive Intelligence’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Interactive Intelligence’s internal control over financial reporting.

In fulfilling our responsibilities, we have reviewed and discussed Interactive Intelligence’s audited consolidated financial statements with its management and the independent registered public accounting firm. We met with the independent registered public accounting firm to discuss the results of its examinations and its evaluations of Interactive Intelligence’s internal control over financial reporting. We reviewed and discussed Interactive Intelligence’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the PCAOB’s Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements, which was released during May 2007 and superseded PCAOB Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.

We also discussed with the independent registered public accounting firm the matters required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees,  as amended (Codification of Statement on Auditing Standards, AU 380), as adopted by the PCAOB in Rule 3200T, which include but are not limited to: (i) the scope and results of the audit, (ii) the responsibility of the independent registered public accounting firm, (iii) Interactive Intelligence’s significant accounting policies, (iv) management’s judgments and estimates and (v) significant audit adjustments.

We have also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with us concerning independence, and have discussed with KPMG its independence from Interactive Intelligence and its management. In addition, we considered whether KPMG’s independence would be jeopardized by providing non-audit services to Interactive Intelligence.

Based on the reviews and discussions referred to above, we, the Audit Committee, recommended to the Board of Directors that the audited consolidated financial statements be included in Interactive Intelligence’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

Submitted by the Audit Committee

Edward L. Hamburg, Chairman

Michael C. Heim

Richard A. Reck

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his immediate family, has an interest. Under our Audit Committee’s charter, which is available free of charge on our website at http://investors.inin.com under “Corporate Governance”, our Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the company, or any of their immediate family members, has a direct or indirect material interest. The Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

Under our Ethics Code, which is available free of charge on our website at http://investors.inin.com under “Corporate Governance”, related person transactions are strictly prohibited unless approved or ratified by the Audit Committee, and other conflicts of interest involving our executive officers or directors are prohibited unless approved by the Audit Committee.

Donald E. Brown, one of our executive officers, has relatives who are employed by us and who earned more than $120,000 in total compensation (which includes salary, performance-based bonuses and the grant date fair value of any equity awards received in 2012) in 2012. Dr. Brown’s sister, a director of business development, received $292,545 in total compensation in 2012.

In November 2007, our Compensation Committee adopted a travel policy for our Chief Executive Officer wherein Dr. Brown is permitted to utilize his private airplane for business travel. As set forth in the Compensation Committee minutes approving the travel policy, Dr. Brown will be reimbursed for expenses incurred in the operation of his private plane only when used for company business. The cost reimbursement shall occur upon us receiving supporting documentation, at a practicable date after completion of each trip, of the expenses incurred by Dr. Brown and documentation evidencing that the trip was business related. During 2012, we reimbursed Dr. Brown for approximately $23,000 in expenses pursuant to this reimbursement policy. The hourly reimbursement rate in effect for 2012 was approved by our Compensation Committee and ratified and approved by our Audit Committee based on the standards set forth in the Audit Committee’s charter and described above. The hourly reimbursement rate was negotiated by us on an arms-length basis, and was made on terms no less favorable to us than could be obtained from an unaffiliated third party.

Dr. Brown owns a controlling interest in OrgSpan, Inc, a Delaware corporation (“OrgSpan”), which provides cloud-based organizational directory services to its customers.  Dr. Brown does not serve on the Board of Directors or as an officer of OrgSpan.  From time to time, we may enter into transactions with OrgSpan.  If we do, any such transactions will be reviewed by the Audit Committee based on the standards set forth in the Audit Committee’s charter and described above.  In April 2013, we entered into a Sublease Agreement with OrgSpan, pursuant to which OrgSpan will sublease approximately 43% of the square footage of our leased office space in Durham, North Carolina.  The term of the sublease commences on April 15, 2013 and expires in one year, but OrgSpan has the option to extend the term for successive one-year periods during the 89-month term of our office lease. OrgSpan will pay us rent of approximately $66,500 during the first year of the sublease and, if renewed, rent of approximately $205,000 in year two of the sublease, with the annual rent for any subsequent years increasing by approximately 3% each year.  OrgSpan will also pay us its proportionate share of the operating expenses and an initial fee of approximately $2,100 per month for the usage of the furniture, fixtures and equipment in the subleased space.  In addition to our co-location with OrgSpan, we are currently utilizing OrgSpan’s products on a free trial basis, and in April 2013, we entered into a mutual referral fee arrangement with OrgSpan, pursuant to which referral commission fees will be paid between the two companies.  These transactions with OrgSpan have been approved by our Audit Committee based on the standards described above.  The Sublease Agreement and the mutual referral fee arrangement were negotiated by us on an arms-length basis and were made on terms that the Audit Committee believes were no less favorable to us than could be obtained from an unaffiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, our executive officers, directors and holders of more than ten percent of the outstanding shares of our common stock (“Insiders”) are required to file reports (on prescribed forms) of their beneficial ownership of our common stock and/or shares of our common stock underlying stock options with the SEC and furnish copies of such forms to us. Based solely on a review of the copies of such forms furnished to us, or written representations that no other reports were required to be filed, we believe that for the year ended December 31, 2012, all Forms 3, 4 and 5 required by Section 16(a) to be filed by Insiders were filed on a timely basis, with the exception of (1) one late Form 4 filing for Richard G. Halperin (2) one late Form 4 filing for Stephen R. Head and (3) one late Form 4 filing for Pamela J. Hynes.

OTHER BUSINESS AT OUR ANNUAL MEETING

Our Board is not aware of any business which properly may be presented for action at our meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING OF SHAREHOLDERS

All shareholder proposals intended for inclusion in our 2014 proxy materials for presentation at our 2014 Annual Meeting of Shareholders must be received by us (to the attention of our Corporate Secretary) at our world headquarters no later than December 13, 2013. In addition, our By-Laws, as currently in effect, established procedures for shareholder nominations for election of directors and bringing business before our annual meeting of shareholders. Among other requirements, to bring business before our 2013 Annual Meeting of Shareholders or to nominate a person for election as a director, a shareholder must give written notice to our Corporate Secretary no less than 90 days or more than 120 days prior to May 22, 2014. However, in the event our 2014 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from May 22, 2014, the written notice must be delivered no earlier than 120 days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-Law provisions, as currently in effect, from our Corporate Secretary.

By order of the Board of Directors,

Interactive Intelligence Group, Inc.

Stephen R. Head

Corporate Secretary

Indianapolis, Indiana

April 12, 2013

INTERACTIVE INTELLIGENCE

INTERACTIVE INTELLIGENCE GROUP, INC.
ATTN: INVESTOR RELATIONS
7601 INTERACTIVE WAY
INDIANAPOLIS, IN 46278

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Mark E. Hill 02 Michael C. Heim

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers.	☐	☐	☐
3. Approve an Amendment to the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan.	☐	☐	☐
4. Consent to the Appointment of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000170514_1 R1.0.0.51160

Dear Investor,

For comments: please contact our investor relations department at (317) 872-3000 and press option "4".

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com .

INTERACTIVE INTELLIGENCE GROUP, INC.
2013 Annual Meeting of Shareholders
May 22, 2013 1:30 PM
This proxy is solicited by the Board of Directors

By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and Stephen R. Head, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders of the Company to be held at the Company's World Headquarters, 7601 Interactive Way, Indianapolis, Indiana on Wednesday, May 22, 2013 at 1:30 p.m. Eastern Time, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000170514_2 R1.0.0.51160

APPENDIX A

INTERACTIVE INTELLIGENCE GROUP, INC.

2006 EQUITY INCENTIVE PLAN

(As Proposed to Be Amended May 22, 2013)

1. Establishment, Objectives and Duration.

(a) Establishment of the Plan. The Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan (the “Plan”) became effective upon its approval by the Company’s shareholders at the 2006 Annual Meeting on May 18, 2006 (“Effective Date”).

(b) Objectives of the Plan. The Plan’s objectives are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Participants, and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link Participants’ personal interests to those of the Company’s shareholders.

(c) Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2. Definitions.  As used in the Plan, the following definitions will apply:

(a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined, respectively, in Code Sections 424(e) and (f).

(b) “Applicable Law” means the legal requirements relating to stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the rules and regulations of any governing governmental agencies, the Code, and the rules of any applicable stock exchange or national market system.

(c)  “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards granted under the Plan.

(d) “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cashless Exercise” means, to the extent permitted by Applicable Law, a program approved by the Committee in which payment of the applicable Exercise Price of an Option may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(g) “Cause” means, unless that term or an equivalent term is otherwise defined with respect to an Award by the Participant's Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant's material failure to abide by the Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant's improper use or disclosure of the Company's confidential or proprietary information); (iv) any intentional act by the Participant that has a material detrimental effect on the Company's reputation or business; (v) any material breach by the Participant of any employment, service, consulting, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of the applicable agreement; or (vi) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant's ability to perform his or her duties with the Company.

(h) “Change in Control” means the occurrence of one or more of the following:

i

(i) The acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of the “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the Company’s then outstanding voting securities; provided, however, that the following acquisitions will not constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (II) any acquisition by the Company, or (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(ii) The Company is party to a merger or consolidation, or series of related transactions, that results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii) the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a Subsidiary);

(iv) A change in the composition of the Board within any consecutive two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or

(v) The liquidation or dissolution of the Company.

Notwithstanding the preceding provisions of this Subsection or any other provision of the Plan, with respect to any provision or feature of the Plan that constitutes or provides for a deferred compensation plan subject to Code Section 409A, the term “Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and interpretive regulations.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

(j) “Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan; provided, however, that, where appropriate, “Committee” also means (i) the Board, which, pursuant to Section 3(b), administers the Plan with respect to Non-Employee Directors; and (ii) any delegate of the Committee that, pursuant to Section 3(d), has the authority to grant Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) “covered employees” under Code Section 162(m).

(k) “Company” means Interactive Intelligence Group, Inc., an Indiana corporation, and any successor thereto as provided in Section 23.

(l) “Continuous Service” means an Employee’s provision of services in any capacity to the Company or any Affiliate that is not interrupted or terminated. Continuous Service will not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor. A leave of absence approved by the Company may include medical leave, military leave, or any other personal leave approved by an authorized Company representative. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of the leave is guaranteed by statute or contract.

(m) “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

(n) “Dividend” means a dividend declared and paid on Shares subject to an Award.

(o) “Employee” means any employee of the Company or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

(r) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) Where a public market exists for the Share, the Fair Market Value will be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the Nasdaq National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii) In the absence of an established market for the Share of the type described above, the Committee will determine the Share’s Fair Market Value in good faith using a reasonable valuation methodology, and that determination will be conclusive and binding on all persons.

(s) “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 8.

(t) “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(u) “Incumbent Directors” means directors who either (i) were directors of the Company as of the Effective Date of this Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of a least a majority of those directors whose election or nomination was not in connection with an actual or threatened proxy contest related to the election of directors to the Company.

(v) “Non-Employee Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate and who is not an Employee.

(w) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Code Section 422.

(x) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 7.

(y) “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 13.

(z) “Participant” means a current or former Employee, Non-Employee Director, consultant of the Company or any other individual who the Committee selects (or selected) to receive an Award.

(aa) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(bb) “Performance Measure” means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, orders received, days sales outstanding and operating unit results.

(cc) “Performance Period” means the period during which a Performance Measure or other performance goal must be met.

(dd) “Performance Share” means an Award granted to a Participant pursuant to Section 11.

(ee) “Performance Unit” means an Award granted to a Participant pursuant to Section 12.

(ff) “Period of Restriction” means the period during which Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 9, 10 and 13.

(gg) “Plan” means this Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended from time to time.

(hh) “Prior Plans” means the Interactive Intelligence Group, Inc. 1999 Stock Option and Incentive Plan and the Interactive Intelligence Group, Inc. Outside Directors Stock Option Plan.

(ii) “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(jj) “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 10.

(kk) “Retirement” means, with respect to an Employee, termination of employment after attaining age 65, or such other age as the Company specifies in its written policies.

(ll) “SEC” means the United States Securities and Exchange Commission.

(mm) “Section” means, except where used in direct reference to a provision of the Code or the Exchange Act, a provision of this Plan.

(nn) “Share” means a share of the Company’s common stock, par value $0.01 per share, subject to adjustment pursuant to Section 18.

(oo) “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, pursuant to Section 8.

(pp) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity.

(qq) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary, or the Company’s sale or distribution of substantially all of the outstanding capital stock of that Subsidiary.

(rr) “Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 8.

(ss) “Voting Securities” means voting securities of the Company entitled to vote generally in the election of directors.

3. Administration of the Plan.

(a) The Committee. The Plan will be administered by the Compensation and Stock Option Committee of the Board or such other committee (“Committee”) as the Board selects consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Code Section 162(m), and an “independent director” under Nasdaq Stock Market or other applicable exchange listing standards. The members of the Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

(b) Board as the Committee. Notwithstanding subsection (a) above, the Board will constitute the Committee and administer the Plan with respect to Non-Employee Directors, determine the terms of Awards, and their related Award Agreements, to Non-Employee Directors, and grant Awards to Non-Employee Directors.

(c) Authority of the Committee. Subject to Applicable Law and the Plan’s provisions, and except as the Board may provide otherwise, the Committee will have full, final and discretionary authority to take all actions it determines necessary to administer the Plan, including, without limitation, the following actions:

(i) select the individuals to whom Awards may from time to time be granted under the Plan;

(ii) determine whether and to what extent Awards are granted under the Plan;

(iii) determine the size, type, terms, and conditions of any Awards granted under the Plan;

(iv) approve forms of Award Agreements for use under the Plan;

(v) establish Performance Measures or other performance goals for any Performance Period and determine whether those goals were satisfied;

(vi) amend the terms of any outstanding Award granted under the Plan in the event of a Participant’s termination of employment or service or in the event of a Change in Control, provided that, except as otherwise provided in Section 19, no such amendment will reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the shareholders of the Company, and provided further, that any amendment that would adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent;

(vii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and decide all questions of fact arising in the application of the Plan and any Award Agreement; and

(viii) take such other action, not inconsistent with the Plan’s terms, as the Committee deems appropriate.

(d) Delegation of Authority. As permitted by Applicable Law, the Committee may delegate, to one or more officers of the Company, its authority, including the power and authority to make Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) “covered employees” under Code Section 162(m), pursuant to such conditions and limitations as the Committee may establish. The Committee may delegate authority pursuant to this provision only by resolution or other valid action it reflects in writing.

(e) Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations will be final, binding and conclusive on all persons, including the Company, its Subsidiaries, Employees, Non-Employee Directors, consultants, other Participants and their estates and beneficiaries.

4. Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a) Number of Shares Available for Grants. Subject to adjustment as provided in Section 18, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be (i) 5,350,000 Shares, plus (ii) up to 320,000 Shares available for issuance under the Prior Plans, as previously approved by the shareholders of the Company, as of the Effective Date, but that are not underlying any outstanding stock options or other awards under the Prior Plans as of the Effective Date, plus (iii) any Shares allocable to outstanding stock options or other awards under the Prior Plans as of the Effective Date to the extent that on or after the Effective Date such stock options or other awards expire, are forfeited or otherwise terminate unexercised; provided, however, that in no event shall the maximum number of Shares issued pursuant to Awards under the Plan exceed 9,050,933 Shares (which is the sum of 5,350,000 Shares set forth above, plus the number of Shares available for issuance under the Prior Plans as of the Effective Date, plus the aggregate number of shares subject to options previously granted and outstanding under the Prior Plans as of the Effective Date). From and after the Effective Date, no further grants or awards shall be made under the Prior Plans; however, grants or awards made under the Prior Plans before the Effective Date shall continue in effect in accordance with their terms.

(b) Limit on Awards of Incentive Stock Options. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares that may be delivered in connection with Incentive Stock Options under the Plan will not exceed 1,500,000 Shares.

(c) Limits on Awards to Individual Participants. Subject to adjustment as provided in Section 18, the following rules will apply with respect to Awards to individual Participants:

(i) Total Limit: The maximum aggregate number of Shares that can be granted to any one Participant in a particular calendar year pursuant to any and all Awards is 100,000 Shares.

(ii) Incentive Stock Options: The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted in any particular calendar year to any one Participant is 100,000 Shares.

(iii)  Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units may be granted in a particular calendar year to any one Participant is 50,000 Shares.

(iv) Performance Shares and Performance Units: The maximum aggregate number of Performance Shares that may be granted in a particular calendar year to any one Participant is 50,000 Shares, and the maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one calendar year to any one Participant is $250,000 or a number of Shares having an aggregate Fair Market Value not in excess of that amount.

v

(d) Forfeited Shares. If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in subsections (a) and (b) and will become available for Awards under the Plan.

(e) Shares for Withholding Obligations. Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in subsections (a) and (b).

(f) Awards Settled in Cash. Awards valued by reference to Shares that may be settled in equivalent cash value will count against the limitations in this Section 4 to the same extent as if settled in Shares.

5. Eligibility and Participation.

(a) Eligibility. Employees, Non-Employee Directors, consultants of the Company and other individuals are eligible to participate in the Plan.

(b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Non-Employee Directors, consultants of the Company and other individuals those to whom Awards will be granted and will determine the nature and amount of each Award.

(c) Service as an Employee. For purposes of an Employee's participation in the Plan, and the interpretation of the Plan's provisions, no event will constitute a termination of employment unless the event is a termination of Continuous Service.

6. Types of Awards.

(a) Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b) Designation of Award. Each Award will be designated in the Award Agreement.

7. Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the Option vesting schedule, and such other provisions as the Committee determines including, without limitation, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options will be subject to the limitations set forth in Code Section 422 and will be subject to Section 7(m).

(c) Exercise Price. Except for Options adjusted pursuant to Section 18 and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price of each Option will not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price of the Option will not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d) Term of Options. The term of an Option granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock  representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Vesting of Options. Options granted under this Section 7 will be exercisable at such times (based on the passage of time or the achievement of performance goals) and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each grant or for each Participant.

(f) Exercise of Options. Options granted under this Section 7 will be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment for the Exercise Price. An Option’s Exercise Price will be payable to the Company:

(i) in cash or its equivalent;

(ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, provided that the Committee may, in its sole discretion, require that Shares tendered for payment have been previously held by the Participant for a minimum duration;

(iii) in any other manner then permitted by the Committee (including Cashless Exercise); or

(iv) by a combination of any of the permitted methods of payment in subsections (i), (ii), and (iii) above.

The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Law or for any other reason it deems appropriate.

(g) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 7 as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

(h) Termination for Cause. Upon a Participant’s termination of employment or service for Cause, all rights under any Options granted to the Participant will terminate immediately, and the Participant will (if the Committee, in its sole discretion, exercises its rights under this Section 7(h) within ten (10) days of the termination) repay to the Company within ten (10) days of the Committee’s written demand the amount of any gain the Participant had realized upon any exercise within the 90-day period prior to the termination of any Options.

(i) Termination Due to Death or Disability. Upon a Participant’s termination of employment or service due to death or Disability, the Participant or the Participant’s beneficiary, as the case may be, may exercise outstanding Options to the extent the Participant was entitled to exercise the Options on the date of termination, but only within the one (1)-year period immediately following the Participant’s termination due to death or Disability, and in no event after the date the Options expire in accordance with their terms.

(j) Other Terminations. Upon the termination of a Participant's employment or service by the Company without Cause, upon the Participant's voluntary termination of employment or service for a reason other than death or Disability, or upon the Employee’s Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of termination, but only within the one (1) month period immediately following the Participant’s termination, and in no event after the date the Options expire in accordance with their terms.

(k) Forfeiture of Options. Notwithstanding subsections (i) and (j) above, a Participant or the Participant’s beneficiary, as the case may be, will, in connection with any and all terminations of employment or service, forfeit all Options the Participant was not entitled to exercise on the date of termination.

(l) Committee Discretion. Notwithstanding the foregoing paragraphs of this Section 7, and subject to paragraph (m) below, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a Participant’s termination, to the extent permitted by Applicable Law.

(m) Additional Rules For Incentive Stock Options.

(i)  Incentive Stock Options may be granted only to Participants who are Employees.

(ii) No Incentive Stock Option will be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options under Code Section 422 are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Affiliate, would exceed $100,000, determined in accordance with Code Section 422(d). This limitation will be applied by taking Options into account in the order in which they were granted.

(iii) An Award of an Incentive Stock Option may provide that the Option may be exercised not later than three (3) months following the Participant’s termination of employment with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Code Section 22(e)(3).

(iv) Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, that Option will be deemed to be a Nonqualified Stock Option and fully authorized and validly issued under the Plan.

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

(b) Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the number of Shares to which the SAR pertains, the grant price, the term of the SAR, and such other provisions as the Committee determines.

(c) Grant Price. The grant price of a Freestanding SAR will not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR will equal the Exercise Price of the related Option; provided, however, that these limitations will not apply to Awards that are adjusted pursuant to Section 18.

(d) Term of SARs. The term of a SAR granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed ten (10) years from the date of grant.

(e) Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR will result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR will similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable Award Agreement; provided, however, that except as otherwise provided upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Freestanding SARs may be exercisable prior to one (1) year from the date of grant.

(g) Payment of SAR Amount. SARs granted under this Section 8 will be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the SAR is to be exercised. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee as specified in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h) Termination for Cause. Upon a Participant’s termination of employment or service for Cause, all rights under any SARs granted to the Participant will terminate immediately, and the Participant will (if the Committee, in its sole discretion, exercises its rights under this Section 8(h) within ten (10) days of the termination) repay to the Company within ten (10) days of the Committee’s written demand the amount of any gain the Participant had realized upon any exercise within the 90-day period prior to the termination of any SARs.

(i) Termination Due to Death or Disability. Upon a Participant’s termination of employment or service due to death or Disability, the Participant or the Participant’s beneficiary, as the case may be, may exercise outstanding SARs to the extent the Participant was entitled to exercise the SARs on the date of termination, but only within the one (1)-year period immediately following the Participant’s termination due to death or Disability, and in no event after the date the SARs expire in accordance with their terms.

(j) Other Terminations. Upon the termination of a Participant's employment or service by the Company without Cause, upon the Participant’s voluntary termination of employment or service for a reason other than death or Disability, or upon the Employee's Retirement, the Participant may exercise outstanding SARs to the extent that the Participant was entitled to exercise the SARs at the date of termination, but only within the one (1) month period immediately following the Participant’s termination, and in no event after the date the SARs expire in accordance with their terms.

(k) Forfeiture of SARs. Notwithstanding subsections (i) and (j) above, a Participant or the Participant’s beneficiary, as the case may be, will, in connection with any and all terminations of employment or service, forfeit all outstanding SARs the Participant was not entitled to exercise on the date of termination.

(l) Committee Discretion. Notwithstanding the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a Participant’s termination, to the extent permitted by Applicable Law.

9. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)  Award Agreement. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee determines.

(c) Period of Restriction. Except as otherwise provided in subsection (h) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, any Period of Restriction for an Award of Restricted Stock will not be less than one (1) year. Notwithstanding Section 3(c) of this Plan, the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock under a Period of Restriction that is shorter than the minimum Period of Restriction in this subsection (c), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock.

(d) Other Restrictions. The Committee may impose such other conditions or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, or restrictions under Applicable Law or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place on them a legend and institute stop-transfer orders on the Shares, and the Participant will be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(e) Removal of Restrictions. Subject to Applicable Law, Restricted Stock will become freely transferable by the Participant after the last day of the applicable Period of Restriction. Once Restricted Stock is released from the restrictions, the Participant will be entitled to receive a certificate evidencing the Shares.

(f) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Shares of Restricted Stock granted under the Plan may exercise full voting rights with respect to those Shares during the Period of Restriction.

(g) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock will receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to the

Restricted Stock will be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which the distributions were made.

(h) Termination Due to Death or Disability. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service due to death or Disability:

(i) With respect to an Award of Restricted Stock with a time-based Period of Restriction, the restrictions on the Ratable Portion of the Award will lapse, and those Shares will be free of restrictions and will not be forfeited. The “Ratable Portion” of an Award of Restricted Stock is equal to:

(a) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion (expressed as a percentage) of the Restricted Period that expired on the date of the Participant’s death or Disability, reduced by

(b) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the Participant’s death or Disability.

(ii) With respect to an Award of Restricted Stock with a performance-based Period of Restriction, any unvested portion of the Award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: unvested number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(i) Other Terminations of Employment. Immediately after a Participant’s termination of employment or service for a reason other than death or Disability, except as provided in Section 19 or as the Committee may otherwise determine, a Participant will forfeit all Restricted Stock that, at the time of termination, remains subject to the restrictions imposed by paragraph (c) of this Section 9.

10. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement. Each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the applicable Period of Restriction, the number of Restricted Stock Units granted, the settlement date, and such other provisions as the Committee determines.

(c)  Value of Restricted Stock Units. The initial value of a Restricted Stock Unit will equal the Fair Market Value of a Share on the date of grant; provided, however, that this requirement will not apply to Awards that are adjusted pursuant to Section 18.

(d) Period of Restriction. Except as otherwise provided in subsection (g) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, any Period of Restriction for an Award of Restricted Stock Units will not be less than one (1) year. Notwithstanding Section 3(c), the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock Units under a Period of Restriction that is shorter than the minimum Period of Restriction in this subsection (d), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock Units.

(e) Form and Timing of Settlement. Except as otherwise provided in Section 19 or a Participant’s Award Agreement, settlement and payment of Restricted Stock Units will be made at a specified settlement date that will not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion as specified in the Award Agreement, may settle earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares on the settlement date (or a combination thereof).

(f) Voting Rights. A Participant will not have voting rights or other rights as a shareholder with respect to the Shares subject to an Award of Restricted Stock Units granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

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(g) Termination Due to Death or Disability. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service due to death or Disability:

(i) With respect to an Award of Restricted Stock Units with a time-based Period of Restriction, the restrictions on the Ratable Portion of the Award will lapse, and those Restricted Stock Units will be free of restrictions and will not be forfeited. The “Ratable Portion” of an Award of Restricted Stock Units is equal to:

(a) the number of Restricted Stock Units awarded to the Participant multiplied by the portion (expressed as a percentage) of the Restricted Period that expired on the date of the Participant’s death or Disability,  reduced by

(b) the number of Restricted Stock Units awarded with respect to which the restrictions had lapsed as of the date of the Participant’s death or Disability.

(ii)  With respect to an Award of Restricted Stock Units with a performance-based Period of Restriction, any unvested portion of the Award will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: unvested number of Restricted Stock Units times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(h) Other Terminations of Employment. Upon a Participant’s termination of employment or service for a reason other than death or Disability, except as provided in Section 19 or as the Committee may otherwise determine, a Participant will forfeit all Restricted Stock Units that, at the time of termination, remain subject to the restrictions imposed by paragraph (d) of this Section 10.

11. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement that specifies the applicable Performance Period(s) and performance goal(s), the number of Performance Shares granted, and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c) Value of Performance Shares. The initial value of a Performance Share will equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction will not apply to Awards that are adjusted pursuant to Section 18.

(d) Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Shares, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Shares, payment will be made to each eligible Participant of the final value of the Performance Shares. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares (or a combination thereof).

(e) Voting Rights. A Participant will not have voting rights or other rights as a shareholder with respect to the Shares subject to an Award of Performance Shares granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f) Termination of Employment or Service.

(i) Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service due to death or Disability, the Performance Shares will be paid based on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the Award to be paid may be computed under the following formula: total Performance Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(ii) Except as otherwise determined by the Committee, if a Participant terminates employment or service with the Company for any reason other than death or Disability prior to the end of the Performance Period respecting an Award of Performance Shares, the Participant will forfeit any and all right to payment under the Performance Shares.

12. Performance Units.

(a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement. Each grant of Performance Units will be evidenced by an Award Agreement that specifies the number of Performance Units granted, the Performance Period(s) and performance goal(s), and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c) Value of Performance Units. The Committee will set performance goal(s) in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid to Participants.

(d) Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Units, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Units, payment will be made to each eligible Participant of the final value of the Performance Units. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof).

(e) Voting Rights. A Participant will not have voting rights or other rights as a shareholder with respect to the Shares subject to an Award of Performance Units granted under the Plan until such time, if at all, as Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f) Termination of Employment or Service.

(i) Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service due to death or Disability, the Performance Units will be paid based on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the Award to be paid may be computed under the following formula: total Performance Units times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination of employment or service.

(ii) Except as otherwise determined by the Committee, if a Participant terminates employment or service with the Company for any reason other than death or Disability prior to the end of the Performance Period respecting an Award of Performance Units, the Participant will forfeit any and all right to payment under the Performance Units.

13. Other Stock-Based Awards.

(a) Grant. The Committee has the right to grant Other Stock-Based Awards that may include, without limitation, (i) the grant of Shares based on attainment of performance goal(s) established by the Committee, (ii) the payment of Shares as a bonus or in lieu of cash based on attainment of performance goal(s) established by the Committee, and (iii) the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b) Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, Other Stock-Based Awards granted pursuant to this Section 13 will have a minimum Period of Restriction of one (1) year, which period may, in the Committee’s discretion, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement); provided, however, that in the Committee’s discretion, up to five percent (5%) of the Shares available for issuance under the Plan may have a shorter Period of

Restriction. Notwithstanding the above, an Award of payment in Shares in lieu of cash under other Company incentive or bonus programs will not be subject to the minimum Period of Restriction limitations described above and will not be applied against or included when calculating the 5% limitation in the previous sentence.

(c) Other Company Programs. Notwithstanding subsection (b) above, an Award that is payable in Shares in lieu of cash under another Company incentive or bonus program (and not this Plan) will not be subject to any Period of Restriction.

(d) Payment of Other Stock-Based Awards. Subject to Section 13(b), payment under or settlement of any such Awards will be made in such manner and at such times as the Committee determines. The Committee may provide that settlement of Other Stock-Based Awards will be deferred, on a mandatory basis or at the election of the Participant, pursuant to a deferred compensation plan designed to comply with Code Section 409A.

(e) Termination of Employment or Service. The Committee will determine the extent to which the Participant will have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or service with the Company and its Subsidiaries. Those provisions will be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

14. Performance-Based Exception.

(a) If the Committee intends for an Award to qualify for the Performance-Based Exception, it shall specify that the attainment of one or more Performance Measures will determine the degree of granting, vesting or payout with respect to the Award. The Committee may establish Performance Measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade level, or position, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b) Unless otherwise determined by the Committee, measurement of Performance Measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.

(c) Performance Measures may differ for Awards granted to any one Participant or to different Participants.

(d) Achievement of Performance Measures in respect of Awards intended to qualify under the Performance-Based Exception will be measured over a Performance Period specified in the Award Agreement, and the goals will be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days that is equal to 25% of the relevant Performance Period applicable to the Award.

(e) The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust the Awards downward).

15. Transferability of Awards; Beneficiaries.

(a) Awards Not Transferable. Except as provided in this Section 15, Awards under the Plan will not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and will not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. During the lifetime of a Participant, an Award will be exercised only by the Participant or the Participant’s guardian or legal representative.

(b) Death of Participant. Notwithstanding subsection (a), the Committee may provide in an Award Agreement that the Participant has the right to designate a beneficiary or beneficiaries who will be entitled to any rights, payments, or other benefits of the Award following the Participant’s death. In the event of the Participant’s death, the Participant’s beneficiary may exercise the Award, to the extent the Award Agreement permits, in the same manner and to the same extent that the Participant could have exercised the Award on the date of his of her death.

(c) Designation of Beneficiary. If an Award Agreement provides that a Participant has the right to designate a beneficiary or beneficiaries, the Participant must designate his or her beneficiary or beneficiaries in the manner the Committee prescribes in the Award Agreement.

(d) Failure to Designate a Beneficiary. If a Participant’s Award Agreement allows the Participant to designate a beneficiary or beneficiaries of the Award, and the Participant dies without a beneficiary designation valid under subsection (c), the Award may be exercised, within the limits of subsection (b), by the legatee of the Award under the Participant’s will, by the Participant’s estate in accordance with the Participant’s will, or the laws of descent and distribution.

16. Taxes.

Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Company may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which will not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

17. Conditions Upon Issuance of Shares.

(a) Shares will not be issued pursuant to the exercise or settlement of an Award, unless the exercise of the Award and the issuance and delivery of the Shares pursuant thereto will comply with Applicable Law.

(b) As a condition to the exercise or settlement of an Award, the Company may require the person exercising the Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

18. Adjustments Upon Changes in Capitalization.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, or any change in the corporate structure affecting the Shares, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Shares (excepting normal cash dividends) or other corporate event that has a material effect on the Fair Market Value of the Shares, such adjustment will be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 4(c), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award will always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 will be final, binding, and conclusive.

19. Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a) Change in Control. Except as otherwise provided in a Participant’s Award Agreement, if a Participant’s employment or service is involuntarily terminated, for whatever reason, at any time within twelve (12) months after a Change in Control, unless otherwise specifically prohibited under Applicable Law:

(i) any and all outstanding Awards granted under the Plan with time-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed; and

(ii) any and all Awards granted under the Plan with performance-based vesting provisions will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the termination, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the termination.

(b) Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, determine that (i) all outstanding Options and SARs will be terminated upon the occurrence of a Change in Control and that each Participant will receive, with respect to each Share subject to the Options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one Share in connection with the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one Share in connection with the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c) Subsidiary Disposition. The Committee will have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in the Subsidiary Disposition. The Committee also will have the authority to condition any such Award vesting and exercisability or release from limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from limitations in connection with a Subsidiary Disposition, will remain fully exercisable until the expiration or sooner termination of the Award.

20. Amendment, Suspension or Termination of the Plan.

(a) Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval, as described in subsection (b) below, will be effective unless the amendment is approved by the requisite vote of shareholders of the Company entitled to vote thereon within the applicable time period.

(b) Amendments Requiring Shareholder Approval. The Board will seek shareholder approval of any amendment the Board determines would require shareholder approval under the applicable rules of any national securities exchange or other market system, and such an amendment will become effective only upon its approval by the Company’s shareholders. Except for adjustments made pursuant to Section 18, plan amendments that require shareholder approval include, without limitation, any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan; (ii) reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs; (iii) extend the term of the Plan or the maximum term of Options granted under the Plan; or (iv) change the class of persons eligible for grants of Awards under the Plan. Except as provided in Section 18, the Committee may not take any action: (1) to reprice, replace, regrant through cancellation or modify an outstanding Option or SAR if the effect of such action would be to reduce the Exercise Price of the Option or the grant price of the SAR; or (2) to cancel an outstanding Option or SAR having an Exercise Price or grant price above the then-current Fair Market Value of the Shares in exchange for the grant of another type of Award, without, in each case, first obtaining approval of the shareholders of the Company of such action.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18) affecting the Company or the financial statements of the Company or of changes in Applicable Law, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception will be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(d) Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding the Award, unless the termination, modification or amendment is required by Applicable Law and except as otherwise provided under the Plan.

(e) Compliance with the Performance-Based Exception. If an Award is intended comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 20, make any adjustments to the Plan or Award Agreements it deems appropriate.

21. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares sufficient to satisfy the Plan’s requirements. Shares issued under the Plan may be either authorized but unissued Shares, or Shares held in the Company’s treasury.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority is not obtained.

22. Rights of Participants.

(a) Continued Service. The Plan will not confer upon any Participant any right to continue employment or service with the Company, nor will it interfere in any way with his or her right or the Company’s right to terminate a Participant’s employment or service at any time, with or without cause.

(b) Participant. No Employee, Non-Employee Director, consultant or other individual will have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

23. Successors.

All obligations of the Company under the Plan and with respect to Awards will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Award Agreements will be deemed to refer to such successors.

24. Legal Construction.

(a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used in the Plan also will include the feminine, the plural will include the singular, and the singular will include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or rule or regulation will be deemed to refer to that Section of the Plan, act, code, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, rule or regulation.

(b) Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c)  Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan will be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements under the Plan will be construed in accordance with and governed by the laws of the State of Indiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the Company’s shareholders for approval will be construed as creating any limitations on the power of the Board or a committee of the Board to adopt any other incentive arrangements it may deem desirable.

(f) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. With respect to any Award hereunder that constitutes “deferred compensation” within the meaning of Code Section 409A, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable on account of a separation from service to a “specified employee, ” as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) months following the specified employee’s separation from service; and (ii) an Award recipient will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A. The determination of which individuals are “specified employees” will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as established from time to time by the Board, or its designee, in its discretion.